EXECUTION VERSION

LIGNITE MINING AGREEMENT between DEMERY RESOURCES COMPANY, L.L.C. and FIVE FORKS MINING, LLC dated as of June 29, 2009

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TABLE OF CONTENTS

Section 1.	Definitions	1
Section 2.	Term, Quantity, Delivery and Stockpiles	6
2.1	Term	6
2.2	Mining and Delivery of Lignite	7
2.3	Quantity	7
2.4	Rate of Delivery	7
2.5	Designation of Deliveries	7
2.6	Stockpiles	8
Section 3.	Lignite Description, Quality and Recovery	8
3.1	Lignite Description	8
3.2	Annual Quality	8
3.3	Minimum Lignite Quality Standards; Non-Conforming Lignite	10
Section 4.	Development and Operation of the Mine	11
4.1	General	11
4.2	Mining Plans	12
4.3	Mine Development and Operation	14
4.4	Post-Mining Reclamation	16
Section 5.	Point of Delivery	16
Section 6.	Equipment and Infrastructure	16
6.1	Owner Responsibility	16
6.2	Contractor’s Distributions to Its Member	16
6.3	Owner’s Failure to Provide	16
Section 7.	Compensation	17
7.1	Compensation During the Development Period	17
7.2	Compensation During the Production Period	17
7.3	Exclusion of General and Administrative Costs from Itemized Cost of Production	25
Section 8.	Insurance	25
8.1	Contractor’s Insurance	25
8.2	Subcontractor’s Insurance	25
8.3	Owner as an Additional Insured or Loss Payee	25
8.4	Certificate of Insurance	26
Section 9.	Post-Mining Obligations	26
9.1	Post-Mining Reclamation	26
Section 10.	Records and Audits	26
10.1	Records	26
10.2	Annual Audit	26
10.3	Periodic Inspections	27
Section 11.	Billing and Payment	27
11.1	Monthly Invoices	27
Section 12.	Sampling and Analysis; Weights	28

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12.1	Sampling and Analysis of Delivered Lignite	28
12.2	Weighing	29
Section 13.	Force Majeure	30
13.1	General	30
13.2	Definition	30
Section 14.	Conduct of Operations	31
14.1	Contractor’s Conduct of Operations	31
14.2	Contractor’s Performance	32
14.3	Replacement of Mine Manager	32
14.4	Equipment	32
14.5	Operating Contracts	35
Section 15.	Defaults; Remedies	36
15.1	Contractor Default	36
15.2	Remedy of Owner Upon Contractor Default	38
15.3	Limitations on Owner’s Rights Under Section 15	38
15.4	Owner Default	38
15.5	Remedy of Contractor Upon Owner Default	40
15.6	Limitations on Contractor’s Rights Under Section 15	40
Section 16.	Effect of Waiver	40
Section 17.	Arbitration	41
Section 18.	Termination of Relationship	42
18.1	Owner Right of Termination	42
18.2	Continuous Mining	44
18.3	Survival	44
Section 19.	Assignment	45
Section 20.	Notices	45
Section 21.	Representations and Warranties of Contractor and Owner; Owner Covenant; Credit Support	46
Section 22.	Proprietary and Confidential Data; Publications and Photographs	48
22.1	Proprietary and Confidential Data	48
22.2	Public Disclosures	49
22.3	Damages for Disclosure	49
Section 23.	Waivers, Remedies and Amendments	50
23.1	Exclusive Remedies: Limitations of Damages	50
Section 24.	Governing Law	50
Section 25.	Relationship of the Parties	50
Section 26.	Limitations of Contractor’s Functions	52
Section 27.	Miscellaneous	52
27.1	Headings Not to Affect Construction: Gender	52
27.2	Entire Agreement	52
27.3	Severability	52
27.4	Expenses	52
27.5	Attorney’s Fees	53
27.6	Preparation	53

27.7	Exhibits	53
Section 28.	Non-Competition	53
Section 29.	Right of Extension of Production Period	53

EXHIBITS
Exhibit A    Schedule of the Five Forks Reserves Properties
Exhibit B    Map Depicting the Five Forks Area of Interest
Exhibit C    Example of Adjustment of G&A Amount, Management Fee and Third Party Sales Fee
Exhibit D    Form of North American Coal Guaranty
Exhibit E    Form of RREP Guaranty
Exhibit F    Contractor-referred Third Parties
Exhibit G    Example of Variance Report
Exhibit H    Form of Owner Letter of Credit
Exhibit I    Form of Contractor Letter of Credit
Exhibit J    Examples of Calculations of Ash Contamination Factor and Ash Content Maximum

LIGNITE MINING AGREEMENT
THIS LIGNITE MINING AGREEMENT (“Agreement”) is made and entered into as of the 29th day of June, 2009 (“Effective Date”), between DEMERY RESOURCES COMPANY, L.L.C., a Nevada limited liability company with offices at 14785 Preston Road, Suite 1100, Dallas, Texas 75254-7891 (“Contractor”), and FIVE FORKS MINING, LLC, a Delaware limited liability company with offices at 8100 SouthPark Way, Unit B, Littleton, Colorado 80120-4525 (“Owner”).
W I T N E S S E T H T H A T:
WHEREAS, Red River Environmental Products, LLC (together with its successors and assigns, “RREP”) is constructing an activated carbon plant near Coushatta, Louisiana (the “Plant”), which will utilize lignite as its Feedstock; and
WHEREAS, Owner owns or controls (by lease, sublease, fee ownership or otherwise) or intends to acquire certain commercially recoverable lignite reserve properties (the “Five Forks Reserves”) located near Creston, Natchitoches Parish, Louisiana, including but not limited to the properties described in Exhibit A attached hereto and made a part hereof within the area delineated on the map in Exhibit B attached hereto (the “Five Forks Area of Interest”), which Owner desires to be a source of the lignite supply for the Plant; and
WHEREAS, Owner desires to engage Contractor to develop, construct and operate a lignite surface mine in the Five Forks Reserves and in other desirable lignite reserves within the Five Forks Area of Interest that Owner subsequently acquires for the purpose of supplying lignite for use at the Plant
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements of the Parties as herein set forth, Owner hereby engages Contractor to, and Contractor hereby agrees to, develop, construct and operate a mine (the “Mine”) in the Five Forks Reserves and to produce and deliver from such Mine to Owner, and Owner hereby agrees to accept and pay for, lignite of the quality and quantity required during the term of this Agreement, for the compensation and upon the other terms and conditions hereinafter set forth:
Section 1.    Definitions
As used in this Agreement, the following terms, whether in the singular or plural, shall have the following meanings:
“AAA Rules” shall have the meaning set forth in Section 17.3.
“Adjusted Cost of Production” shall have the meaning set forth in Section 18.1.1(a).
“Affiliate” shall mean, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote ten percent (10.0%) or more of the voting stock or membership interests of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock or membership interests, by contract or otherwise.
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Ancillary Documents” shall mean the Confidentiality Agreement, the North American Coal Guaranty, the RREP Guaranty, the Owner Letter of Credit (if any) and the Contractor Letter of Credit (if any).
“Annual Mining Plan” shall have the meaning set forth in Section 4.2.2(a).
“Applicable Laws” shall mean all applicable laws, ordinances, statutes, codes, rules, regulations, permits, orders, judgments and decrees or judicial or agency interpretations of the United States of America, the States of Delaware, Nevada, Texas, and Louisiana, or any of the subdivisions of such States, or any other political subdivision, agency or instrumentality as such laws are in effect on the Effective Date and as such laws may be amended, enacted or adopted from time to time.
“As-Delivered, As-Received Basis” shall mean the actual or projected lignite quality of the mined lignite at the Delivery Point on an As-Received Basis.
“Ash Contamination Factor” shall have the meaning set forth in Section 3.2.3. “Ash Content Allowance” shall have the meaning set forth in Section 3.3.1(b).
“Ash Content Maximum” shall have the meaning set forth in Section 3.3.2.
“As-Received Basis” shall mean analytical data calculated to include the total sample moisture content weight in accordance with ASTM Standard 3173 and converted in accordance with ASTM Standard 3180.
“ASTM” shall mean ASTM International.
“Audit” shall have the meaning set forth in Section 10.2.
“Authorized Representative” shall have the meaning set forth in Section 20.1.
“Base Years” shall have the meaning in Section 18.1.1 (a).
“Btu” shall mean a standard British Thermal Unit.
“Business Day” shall mean any day of the year, other than a Saturday, Sunday or a day when United States national banks are closed.
“Compensation” shall have the meaning set forth in Section 7.
“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of March 31, 2009, between North American Coal and Owner.

“Contest” shall have the meaning set forth in Section 14.1.
“Contractor” shall have the meaning set forth in the introductory paragraph.
“Contractor-referred Third Parties” shall mean any person or entity other than Owner and its Affiliates to which Contractor arranges sales of lignite, including but not limited to the persons and entities identified on Exhibit F attached hereto.
“Contractor Default” shall have the meaning set forth in Section 15.1.1.
“Contractor Letter of Credit” shall mean a letter of credit containing the material terms set forth in Exhibit I.
“Cost of Production” shall have the meaning set forth in Section 7.2(a).
“CPI-U Index” shall mean the Consumer Price Index for All Urban Consumers on the base 1982-1984 = 100, published by the Bureau of Economic Analysis of the U.S. Department of Commerce; provided that if at any time during the term of this Agreement either Party reasonably believes that the CPI-U Index (or any index substituted therefor in accordance with the following provisions) does not reflect the true change in the price level of consumer goods and services in the United States, then upon the written request of either Party, Owner and Contractor shall undertake good faith negotiations to determine and agree upon a substitute index or method that reflects the true change in the price level of consumer goods and services in the United States; provided further, that when and if such substitute index or method has been determined and mutually agreed upon, the same shall be substituted and put into effect commencing at a time mutually agreed upon by Contractor and Owner. If the CPI-U Index or any substitute index is changed in the future to use some base other than the base of 1982-1984 = 100, for the purposes hereof, the CPI-U Index or any substitute index, as the case may be, shall be adjusted so as to be in correct relationship to the base of 1982-1984 = 100, or some other alternative base which is mutually agreeable to Owner and Contractor. If publication of the CPI-U Index or any substitute index is no longer made by any Federal agency, the index to be used shall be that index agreed to by the Parties which after any necessary adjustment provides the most reasonable substitute for said index. If within ninety (90) Days the Parties cannot agree upon a substitute index that will accomplish the purposes of this definition, the matter shall be resolved by arbitration pursuant to Section 17.
“Current Assets” shall mean the sum of items on a balance sheet which constitute current assets pursuant to GAAP, but excluding therefrom cash and cash equivalents.
“Current Liabilities” shall mean the sum of items on a balance sheet which constitute current liabilities pursuant to GAAP, including, without limitation, accrued expenses, salaries and benefits payable, and trade accounts payable.
“Day” shall mean a calendar day.
“Delivery Point” shall have the meaning set forth in Section 3.3.1.
“Delivery Year Nomination” shall have the meaning set forth Section 2.5.1.

“Derating” shall mean a reduction of more than * in the rate of production at the Plant.
“Development Costs” shall have the meaning set forth in Section 7.1.1.
“Development Management Fee” shall have the meaning set forth in Section 7.1.3.
“Development Period” shall mean, with respect to the design, development and construction of the Mine, the period from the Effective Date to the Production Date.
“Effective Date” shall have the meaning set forth in the introductory paragraph.
“Emergency” shall mean a sudden and unexpected occurrence at the Mine, the nature of which requires prompt action in order to preserve or protect life or property, prevent damage, maintain production, or comply with Applicable Laws, and does not afford Contractor sufficient time to notify Owner of such occurrence and obtain advance approval of such remedial or preventative action.
“Equipment” shall mean all equipment necessary for the development and operation of the Mine in accordance with the then-current Annual Mining Plan and Life-of-Mine Plan, including, without limitation, trucks, dozers, front-end loaders, surface miners, backhoes and motor graders.
“Equipment Leases” shall mean the lease or leases of Equipment pursuant to which Owner provides Equipment for the operation of the Mine, as described in Section 14.4.
“Feedstock” shall mean the lignite supplied to the Plant for conversion to activated carbon by RREP.
“Five Forks Area of Interest” shall have the meaning set forth in the second Whereas clause.
“Five Forks Reserves” shall have the meaning set forth in the second Whereas clause.
“Force Majeure” shall have the meaning set forth in Section 13.2.
“GAAP” shall mean generally accepted accounting principles m the United States, consistently applied.
“G&A Amount” shall have the meaning set forth in Section 7.2(a)(iv).
“Infrastructure” shall mean all infrastructure necessary for the development and operation of the Mine in accordance with the then-current Annual Mining Plan and Life-of-Mine Plan, including, without limitation, roads, buildings, ponds, drainages, power stations, other utility connections, graded surfaces and other improvements to land.
“In-situ Ash Content” shall have the meaning set forth in Section 3.2.3.
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

“Laboratory” shall mean the laboratory which is used by Owner to analyze the lignite samples taken by Owner in accordance with the provisions of Section 12.1(a).
“Life-of-Mine” shall mean the Development Period and the Production Period.
“Life-of-Mine Plan” shall mean the Mining Plan covering Life-of-Mine requirements described in Section 4.2.l.
“Management Fee” shall have the meaning set forth in Section 7.2(c)(i)(a).
“Mine” shall have the meaning set forth in the Now, Therefore clause.
“Minimum Management Fee” shall have the meaning set forth in Section 7.2(c)(ii).
“Mining Plan” shall mean the Life-of-Mine Plan and/or Annual Mining Plan as provided in Section 4.2.
“Month” shall mean a calendar month.
“Monthly” shall mean with the frequency of a calendar month.
“Non-conforming Lignite” shall have the meaning set forth in Section 3.3.2.
“North American Coal” shall mean The North American Coal Corporation, a Delaware corporation.
“North American Coal Guaranty” shall mean the Guaranty, executed and delivered on the date hereof, by North American Coal in the form attached hereto as Exhibit D.
“Operating Budget” shall mean the Operating Budget prepared in accordance with Section 4, including the meaning given such term in Section 4.2.l (b).
“Operating Contract” shall have the meaning set forth in Section 14.5(a).
“Owner” shall have the meaning set forth in the introductory paragraph.
“Owner Default” shall have the meaning set forth in Section 15.4.1.
“Owner Letter of Credit” shall mean a letter of credit containing the material terms set forth in Exhibit H.
“Owner Parent” shall mean ADA Carbon Solutions, LLC, a Delaware limited liability company.
“Parties” shall mean Contractor and Owner, but not North American Coal, RREP or the Owner Parent.

“Party” shall mean either Contractor or Owner, as indicated by the context, but not North American Coal, RREP or the Owner Parent.
“Plant” shall have the meaning set forth in the first Whereas clause.
“Post-Mining Reclamation” shall have the meaning set forth in Section 9.1.
“Post-Production Period” shall mean the period from the date on which the Production Period ends until final reclamation and Mine closure is complete, the reclamation bond for the Mine has been released, and all related obligations of Owner and, to the extent engaged by Owner to perform Post-Mining Reclamation, Contractor hereunder have been met.
“Production Date” shall mean the earlier of (a) the first Day of the Month following the Month during which Contractor delivers to Owner lignite from the Mine in excess of * per Month for four (4) consecutive Months or (b) January 1, 2012.
“Production Period” shall mean the period from the Production Date and continuing until the date on which the mining and delivery of lignite to Owner hereunder permanently ceases.
“Rating Agency” shall mean any of Moody’s Investor Service, Standard and Poor’s, Fitch Ratings Ltd., and Dominion Bond Rating Service, Ltd., or other rating agencies approved by both Contractor and Owner.
“RREP” shall have the meaning set forth in the first Whereas clause.
“RREP Guaranty” shall mean the Guaranty, executed and delivered on the date hereof, by RREP in the form attached hereto as Exhibit E.
“Run-of-Mine Lignite” shall mean lignite as it comes directly from the Mine prior to screening, crushing, blending or any other treatment.
“Third Party Sales” shall mean all sales of lignite mined from the Five Forks Area of Interest made by Owner or its Affiliates or agents (or by Contractor or its Affiliates at Owner’s direction) to Contractor-referred Third Parties.
“Third Party Sales Fee” shall have the meaning set forth in Section 7.2(b).
“Ton” shall mean two thousand (2,000) pounds.
“Working Capital” shall mean Current Assets minus Current Liabilities.
“Working Capital Assumption Date” shall mean June 29, 2014.
“Year” shall mean a calendar year.
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Section 2.    Term, Quantity, Delivery and Stockpiles
2.1    Term
2.1.1    The term of this Agreement shall begin on the Effective Date and continue until the earlier of the end of the Production Period or December 31, 2030, or, if Contractor performs the Post-Mining Reclamation, the end of the Post-Production Period, unless terminated earlier pursuant to other provisions of this Agreement. The term of this Agreement may be extended pursuant to the provisions of Section 29.
2.1.2    The termination or expiration of this Agreement shall not release either Party from any obligations, payments or liabilities of such Party that accrued or arose during the term of this Agreement or as a result of operations, duties, obligations or responsibilities under this Agreement.
2.2    Mining and Delivery of Lignite
Owner hereby agrees to accept from Contractor and pay for, and Contractor hereby agrees to mine and deliver to Owner, in accordance with the terms of this Agreement, lignite from the Mine for all or a portion of the Feedstock for the Plant.
2.3    Quantity
2.3.1    The annual quantity of lignite to be mined and delivered by Contractor from the Five Forks Reserves shall be the quantity requested by Owner in accordance with this Agreement; provided, however, that the quantity to be delivered by Contractor shall not exceed the annual production capability of the Mine as established by the Mining Plan.
2.3.2    When any increase in Owner’s lignite requirements or change in lignite sizing or the lignite stockpile size not set forth in the applicable Mining Plan occurs that necessitates the acquisition by Owner of additional Equipment or Contractor’s hiring, training and potential relocation of additional employees, Contractor shall not be obligated to supply such increased lignite requirements or change the size of such lignite or lignite stockpile until Owner has acquired and Contractor has installed such additional Equipment, and Contractor has hired, trained and relocated additional employees, and there have occurred all other such things as are necessary to supply such increased lignite requirements or change the size of such lignite or lignite stockpile. All acquisitions of Equipment pursuant to this Section 2.3 shall be subject to Owner’s obligations under Section 6, provided notice of the need for Equipment is given by Contractor to Owner in a timely manner.
2.4    Rate of Delivery
The delivery of lignite for use at the Plant shall be made in Monthly quantities that approximate the Monthly lignite requirements designated by Owner pursuant to Section 2.5, or subject to Section 2.3.2, as otherwise directed by Owner.

2.5    Designation of Deliveries
2.5.1    Except as provided in Section 2.5.2, no later than July 1 of each Year during the Production Period, with an extension of thirty (30) Days permissible provided that Owner gives Contractor ten (10) Days’ notice prior to requesting said extension in writing, Owner shall notify Contractor in writing of the number of Tons of lignite that Owner will require from the Mine during the subsequent Year on a monthly basis (the “Delivery Year Nomination”), and an estimate of the number of Tons of lignite which Owner estimates it will request Contractor to deliver on an annual basis during each of the four (4) subsequent Years.
2.5.2    Owner shall notify Contractor in writing of its Delivery Year Nomination for Year 2010 as soon as reasonably practicable after the date hereof.
2.5.3    At any time and from time to time, Owner shall have the right, upon notice lo Contractor, to increase or lo decrease any previously issued Delivery Year Nomination to the extent desired by Owner, subject, however, to the limitations set forth in Section 2.3.
2.5.4    Owner, subject to Contractor’s obligation to deliver lignite to Owner, the tonnage limitations of the Mine and the obligation to pay the Third Party Sales Fee, shall have the right to sell lignite from the Mine to third parties.
2.6    Stockpiles
Contractor and Owner shall mutually agree on the types, sizes and locations of lignite stockpiles and pit inventories to be maintained at the Mine. Contractor shall maintain a minimum of thirty (30) Days of pit inventory to assure a continuous supply of lignite in accordance with the terms of this Agreement. Owner shall have the right to require Contractor to increase the size of the stockpile(s) or pit inventories, subject to Section 2.3, the then-current Annual Mining Plan and mining conditions. In the event that Owner provides written notice demanding such an increase in size, Contractor shall commence effecting such increase within ten (10) Days of Contractor’s receipt of such notice and shall expeditiously complete such increase, subject to Section 2.3, the then-current Annual Mining Plan and mining conditions.
Section 3.    Lignite Description, Quality and Recovery
3.1    Lignite Description
The lignite to be delivered hereunder shall be from the Mine and shall be crushed Run-of Mine Lignite having a top size of nominal six (6) inches or such other size as Owner may specify in a notice to Contractor, subject to Section 2.3.2 and the limitations of the crushing equipment used at the Mine. Contractor shall deliver, in a manner consistent with commercially reasonable surface mining practices and subject to the applicable Mining Plan, the lignite so as to be reasonably free from contaminants, including, but not limited to, bone, slate, earth, pyrite, wood, metal and mine debris.

3.2    Annual Quality
3.2.1    As provided in Section 4.2.2, along with the Annual Mining Plan to be provided to Owner on or before October I of each Year, Contractor shall furnish to Owner a projection of quality of the lignite to be mined and delivered to Owner in the following Year. Periodically, or at the request of Owner, the Parties shall meet to discuss the quality of delivered lignite and to discuss the impact on lignite quality of changes with respect to the operation of the Mine.
3.2.2    In advance of the drilling of quality coreholes, Contractor shall obtain approval from Owner of the locations at which such drilling will occur, such approval not to be unreasonably withheld. Contractor shall thereafter drill such cores and analyze them. Based on such analysis, Contractor shall provide to Owner projections for the lignite to be mined the next Year (a) as to quality on (i) an As-Received Basis, (ii) an equilibrium moisture basis and (iii) a dry basis; and (b) based on such lignite quality, lignite recovery. Contractor shall provide Owner with the results of such drilling and analyses. Owner shall have the right to review, inspect and approve in advance Contractor’s proposed drilling, sampling, sample handling, documentation and analytical procedures, such approval not to be unreasonably withheld. Contractor hereby is released from any and all damages or other remedies available to Owner hereunder or otherwise to the extent that Contractor is unable to deliver the required quantity and/or quality of lignite in accordance with the terms of this Agreement as a result of Owner’s failure to approve the locations at which drilling of quality coreholes will occur, unless such locations are not consistent with commercially reasonable surface lignite mining practices.
3.2.3    Contractor, in conjunction with Owner, shall develop and implement an in-pit sampling program whereby, when practicable, the exposed lignite from which the overburden has been stripped shall be sampled prior to delivery to Owner to determine, among other things, the ash content of the exposed lignite prior to removal (the “In-situ Ash Content”). Contractor shall furnish to Owner for analysis such samples as soon as reasonably practicable so that Owner can make efforts to provide analysis five (5) Days prior to the delivery of the lignite to the Delivery Point. This in-pit sampling program shall be designed such that the average ash content of the lignite, measured on a daily average As-Received, As Delivered Basis, to be delivered to the Delivery Point, adjusted to reflect contamination from mining, can be projected, at a minimum, five (5) Days in advance of delivery of the lignite to the Delivery Point.
The Parties shall mutually agree to the contamination factor (the “Ash Contamination Factor”) by which the In-situ Ash Content will be adjusted. The initial Ash Contamination Factor will be * percentage points. The Ash Contamination Factor may be adjusted from time to time by mutual agreement of the Parties.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

In the event that in-pit sampling is not practicable or the analysis from the in-pit sampling cannot be provided to Contractor a minimum of three (3) Days prior to the delivery of the lignite, either (a) the weighted-average ash content on an As-Delivered, As-Received Basis of the pit samples taken from the corresponding location in the previously mined pit or, if such samples or data are not available, (b) the weighted-average ash content on an As-Delivered, As-Received Basis of the three (3) most recent Days for which analysis of in-pit sampling is available, shall be deemed to be the ash content for purposes of the in-pit sampling program, until in-pit sampling and analysis resumes. If the Parties agree that superior data is available, such superior data shall be used.
If requested by Owner, Contractor shall load lignite from the areas so tested and shall blend the exposed lignite so as to deliver, within the limits of the inherent characteristics of the exposed lignite, lignite of the characteristics directed by Owner for the best performance of the Plant. Owner acknowledges that this selected lignite loading and blending process may delay lignite deliveries and substantially increase the Cost of Production. Owner also acknowledges and agrees that Contractor, by following such loading instructions from Owner, shall be released from any claims by, or damages payable to, Owner resulting therefrom, including, without limitation, pursuant to the penalty provisions set forth in Section 3 .3 or elsewhere in this Agreement.
3.3    Minimum Lignite Quality Standards; Non-Conforming Lignite
3.3.1    (a) Contractor shall deliver lignite hereunder into Owner’s trucks at the Mine loadout facilities or at the Mine pit, as directed by Owner to the extent Owner’s directed location is reasonably practicable; provided, however, that if Owner’s trucks are not at either such site, the lignite shall be deemed to be delivered hereunder if it is available at the Mine loadout facilities (the “Delivery Point”).
(b) Except as provided in Section 3.3.2, lignite delivered to Owner at the Delivery Point shall have daily average As-Delivered, As-Received Basis ash level(s) not exceeding the In-situ Ash Content plus the Ash Contamination Factor (the “Ash Content Allowance”). As an example, if the In-situ Ash Content is nine percent (9.0%), and the Ash Contamination Factor then in effect is two and one-half (2 ½) percentage points, the Ash Content Allowance, measured on a daily average As-Delivered, As-Received Basis, of the lignite delivered with respect to which such content was determined shall not exceed eleven and one-half percent (11.5%) when delivered to the Delivery Point. An example calculation of the Ash Content Maximum is set forth in Exhibit J.
(c) Owner shall provide written notice to Contractor at least three (3) Days in advance if Owner intends to sell any lignite from the Mine to third parties, specifying the Days on which the lignite taken by Owner shall be sold by Owner to third parties and the location, which Contractor must concur is reasonably acceptable, of a stockpile from which Owner will take delivery of such lignite. Lignite delivered to such stockpile by Contractor on the Days specified in such notice shall be Run-of-Mine Lignite, without diminution in quality except such diminution that occurs as a result of reasonably prudent mining methods, or as otherwise mutually agreed by Owner and Contractor, and shall not be subject to the Ash Content Allowance specified in Section 3.3.2.

3.3.2    The lignite delivered to the Delivery Point pursuant to Section 3.3.1(b) shall have a daily average As-Delivered, As-Received Basis ash content which does not exceed the “Ash Content Maximum.” The Ash Content Maximum shall be determined as an ash content, on an As-Delivered, As-Received Basis, above the In-situ Ash Content. The initial Ash Content Maximum shall be * percentage points above the In-situ Ash Content. Owner may alter the Ash Content Maximum at its discretion, but the Ash Content Maximum shall in no event be less than the greater of * percentage points above the In-situ Ash Content and * percentage points greater than the Ash Content Allowance then in effect. For example, if the Ash Contamination Factor in effect were three (3) percentage points, and the In-situ Ash Content were nine (9) percentage points, the Ash Content Maximum would be fourteen (14) percentage points, and if the Ash Contamination Factor in effect were two (2) percentage points and the In-situ Ash Content were nine (9) percentage points, the Ash Content Maximum would be thirteen-and-one-half (13 ½) percentage points. If, on a daily basis, the quality of lignite delivered to the Delivery Point has a daily average As-Delivered, As Received Basis ash content exceeding the Ash Content Maximum, such quantity delivered during that Day shall be deemed “Non-conforming Lignite.” An example calculation of the Ash Content Maximum is set forth in Exhibit J.
Owner shall promptly notify Contractor of any deliveries of Non-conforming Lignite and Contractor shall take immediate corrective action(s) necessary to deliver lignite of the quality set forth in Section 3.3.1 (b). Owner shall accept delivery of such quantity of Non-conforming Lignite at an amount equivalent to the applicable Compensation minus the Management Fee payable in respect of such Non-conforming Lignite. Notwithstanding anything to the contrary herein, Contractor shall be excused from all consequences of delivering lignite which has an ash content exceeding the Ash Content Maximum to the extent such excess ash content results from Owner’s failure to approve Contractor’s recommended mining methods, unless such methods are not consistent with commercially reasonable surface lignite mining practices.
In the event that Contractor delivers lignite with a daily average As-Delivered, As-Received Basis ash content exceeding the Ash Content Allowance, but which does not constitute Non-conforming Lignite, Contractor shall provide to Owner a written explanation of the reason(s) for delivery of such lignite and the corrective actions implemented.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

3.3.4    In the event that Contractor delivers lignite with a daily average As-Delivered, As-Received Basis ash content which causes such lignite to be Non-conforming Lignite for two (2) successive Plant operating Days, Owner may direct Contractor to cease deliveries of lignite until Contractor can provide reasonable assurance that it can resume delivery of lignite that is not Non-conforming Lignite. The remedies for delivery of Non-conforming Lignite set forth in Section 3.3.2, in this Section 3.3.4 and in Section 18.1.1(b) shall be Owner’s exclusive remedies related to deliveries of Non-conforming Lignite.
Section 4.    Development and Operation of the Mine
4.1    General
The design, development, permitting, construction, operation and reclamation of the Mine shall consist of a Development Period, a Production Period and a Post-Production Period. Contractor agrees to use commercially reasonable efforts to assist Owner in obtaining Equipment and Infrastructure (subject to the last sentence of Section 6.1), and to use commercially reasonably efforts to obtain materials and services that will result in optimal overall economics for operating the Mine commensurate with Contractor’s obligations in Section 14.1, and to comply with mine efficiency metrics to the extent set forth in the Annual Mining Plan.
(a)    During the Development Period, Contractor shall design, engineer, develop and construct the Mine in the reserves owned or controlled by Owner in the Five Forks Area of Interest in accordance with the Life-of Mine Plan and Owner shall provide all Equipment and Infrastructure as contemplated by Section 6.1. Contractor will, promptly after Owner’s request, provide to Owner commercially reasonable assistance to obtain permits necessary to operate the Mine in accordance with Applicable Law. Owner shall be the named permittee under such permits.
(b)    During the Production Period, Contractor shall operate the Mine and perform all engineering, geological, operational, administrative and other work required to supply lignite to Owner under this Agreement and Owner shall provide all Equipment and Infrastructure as contemplated by Section 6.1.
4.2    Mining Plans
4.2.1    Life-of-Mine Plan
(a)    Contractor shall prepare and provide to Owner in writing a mining plan covering life of mine requirements (“Life-of-Mine Plan”) for the design, development, construction and operation of the Mine, including the Development Period and Production Period, to furnish from the Five Forks Reserves the lignite requirements requested by Owner under this Agreement. The Life-of-Mine Plan shall be prepared in accordance with commercially reasonable engineering and design practices and Applicable Laws and shall include, but not be limited to, production schedules, staffing and equipment requirements, estimated costs per Ton using the cost categories identified in Section 7.2, time schedules for mine development, method of operation, including method of operation of any lignite handling facilities, lignite quality characteristics, reclamation and permitting schedules, an estimated capital budget containing estimates of all capital expenditures, commitments, loan/lease requirements, and operating cost requirements, mine design, mine plan projection maps, mine progression and reserve studies, and other documentation reasonably requested by Owner. Contractor will permit Owner’s representatives to participate in the development of the Life-of-Mine Plan and any revisions thereto.
(b)    The Life-of-Mine Plan, which shall include an initial annual operating budget (each such annual operating budget, an “Operating Budget”), for the portion of the current Year remaining after the Effective Date, prepared as set forth in Section 4.2.3 but for a partial Year, shall be completed and delivered by Contractor to Owner within ninety (90) Days of the Effective Date. Owner shall review the Life-of-Mine Plan, including the initial Operating Budget, for reasonableness and completeness. Within thirty (30) Days of receipt of the Life of-Mine Plan, Owner shall meet with Contractor to jointly review the proposed Life-of-Mine Plan and initial Operating Budget. Within fifteen (15) Days of the conclusion of such review, Owner shall provide notice to Contractor of its approval of, or Owner’s suggested modifications to, the Life-of-Mine Plan and initial Operating Budget. If Owner suggests modifications to the proposed Life of-Mine Plan or initial Operating Budget, Owner shall advise Contractor of the reasons for such modifications, and Owner and Contractor shall meet promptly and attempt in good faith to resolve their differences with respect to the proposed Life-of-Mine Plan or the initial Operating Budget. If Owner and Contractor are unable to resolve such differences within fifteen (15) Days after Owner’s notice of required modifications, Contractor shall revise and resubmit the proposed Life of-Mine Plan and initial Operating Budget as requested by Owner. Contractor hereby is released from any and all damages or other remedies available to Owner hereunder or otherwise to the extent that Contractor is unable to deliver the required quantity and/or quality of lignite in accordance with the terms of this Agreement as a result of a modification in the Life-of-Mine Plan or the initial Operating Budget proposed by the Owner and to which Contractor objected, unless such objection is not consistent with commercially reasonable surface lignite mining practices.
4.2.2    Annual Mining Plan
(a)    On or before October 1 of each Year during the term of this Agreement, including the Development Period and the Production Period, Contractor shall provide to Owner in writing (or in electronic format) a detailed mining plan covering the operation of the Mine for the next Year (“Annual Mining Plan”) that conforms substantially to the Life-of-Mine Plan. If Owner and Contractor agree that current circumstances require that the Annual Mining Plan differ in any material respect from the Life-of-Mine Plan, Contractor shall review and revise, if necessary, the Life-of-Mine Plan based on the then-current circumstances including the designation of annual deliveries provided by Owner in the notice given pursuant to Section 2.5.1. Contractor shall provide documentation consistent with the requirements of Section 4.2.1 for such revised Life-of-Mine Plan.
(b)    Such Annual Mining Plan shall include, but not be limited to, the following items for activities during the following Year:
(i)    recommended mining procedures;
(ii)    maps showing planned mine progression, location of Infrastructure, and capital project locations;

(iii)    mining operations schedules showing acres disturbed, overburden removed, lignite recovered by seam, anticipated lignite quality by seam, equipment working schedules, and labor requirements;
(iv)    a reclamation plan showing areas to be regraded, planted or otherwise subject to reclamation activities and a permitting and bonding schedule;
(v)    an estimated capital budget containing detailed, itemized estimates of all capital expenditures and commitments;
(vi)    an estimate of all operating costs and expenses in such detail as required for Production Period costs under Section 7.2, along with such other information as Owner may reasonably request, which estimate will constitute the proposed Operating Budget for the following Year;
(vii)    an estimated Monthly cash flow statement containing estimates of the cash requirements for the capital budget and Operating Budget prepared pursuant to this Section 4.2.2;
(viii)    an annual projection of operations for the following Year and for the next four (4) Years in such detail as directed by Owner;
(ix)    an estimate of the projected lignite quality; recovery parameters; equipment hourly operating costs, fuel consumption, availability and utilization; Tons per employee work day; and other characteristics reasonably requested by Owner; and
(x)    such other information as directed by Owner.
4.2.3    Approval of Annual Mining Plan Including Operating Budget
(a)    Within fifteen (15) Days after receipt by Owner of an Annual Mining Plan that includes a proposed Operating Budget, and, if applicable, a revised Life-of-Mine Plan, the Parties shall meet to discuss such plan and address Owner’s questions.
(b)    Within thirty (30) Days from Owner’s receipt of the Annual Mining Plan and Operating Budget delivered pursuant to Section 4.2.2, Owner shall give written notice to Contractor either approving such plan or providing written comments and suggested modifications to the Annual Mining Plan or Operating Budget. If Owner does not give Contractor such notice within thirty (30) Days after Owner’s receipt thereof, Owner shall be deemed to have approved such Annual Mining Plan and Operating Budget.
(c)    If pursuant to Section 4.2.3(b), Owner disapproves an Annual Mining Plan or Operating Budget or any portion(s) thereof, Owner shall advise Contractor in writing of the reasons for such disapproval and suggested modifications, and Owner and Contractor shall meet within ten (10) Days after said disapproval was expressed, and attempt in good faith to resolve their differences with respect to the Annual Mining Plan or Operating Budget. If Owner and Contractor are unable to resolve such differences within thirty (30) Days after Contractor’s receipt of such written disapproval from Owner, Contractor shall adopt such changes to the Annual Mining Plan or Operating Budget as requested by Owner, and shall submit a revised Annual Mining Plan, including the Operating Budget, within sixty (60) Days after Contractor’s receipt of Owner’s written disapproval. Contractor hereby is released from any and all damages or other remedies available to Owner hereunder or otherwise to the extent that Contractor is unable to deliver the required quantity and/or quality of lignite in accordance with the terms of this Agreement as a result of a change in the Annual Mining Plan or Operating Budget proposed by the Owner and to which Contractor objected, unless such objection is not consistent with commercially reasonable surface lignite mining practices. Such release shall apply beginning on the date on which Contractor implemented Owner’s changes to which Contractor objected and ending upon the earliest to occur of (i) Contractor’s written withdrawal of its objection to such change, (ii) if Owner directs Contractor to counteract such change, the Day after Contractor has effectively counteracted such change and (iii) the end of the period covered by the then-current Annual Mining Plan or Operating Budget.
4.3    Mine Development and Operation
(a)    Contractor shall consult with and keep Owner informed of the progress of Contractor’s activities related to the Mine during the Development Period and Production Period in such manner as Owner may reasonably request.
(b)    Owner and Contractor shall meet quarterly (or at such other times as needed or requested by either Party) to review the progress of Contractor’s activities related to the Mine during the Development Period and Production Period.
(c)    If Contractor determines that it is likely to exceed the annual amount for a category of expenditures in the then-current Operating Budget, Contractor shall notify Owner and shall seek Owner’s consent to amend the then-current Operating Budget to account for such expenditures; provided, however, that Contractor may exceed the annual amount in the then-current Operating Budget for categories of supply items provided by third parties when the price of such items increase due to changes in commodity prices (e.g., fuel, tires, replacement parts including wire rope, electricity and lubricants); and further provided, however, that Contractor may not exceed the budgeted quantities of these categories of supply items (e.g., gallons of fuel, number of tires, feet of wire rope) by more than * without first obtaining Owner’s consent. If Contractor requests approval to so exceed the annual amount of expenditures or budgeted quantities in a particular category of expenses (or the quantities of such supply items), and Owner neither approves nor disapproves such request within five (5) Business Days after Owner’s receipt thereof, Owner shall be deemed to have approved such request. In addition, during the last Month of any Year, if Contractor requests approval to exceed the annual amount of expenditures in a particular category of expenses (or the quantities of such supply items), and Owner neither approves nor disapproves such request within forty-eight (48) hours after Owner’s receipt thereof; Owner shall be deemed to have approved such request.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(d)    Contractor hereby is released from any and all damages and other remedies available to Owner hereunder or otherwise in the event that Contractor proposes to exceed the annual amount for a category of expenditures in the then-current Operating Budget or to exceed the quantities of such commodity-price related supply items, Owner disapproves such request and, as a result, Contractor is unable to deliver the required quantity and/or quality of lignite in accordance with the terms of this Agreement, unless Contractor’s request for approval is not consistent with commercially reasonable surface lignite mining practices. Such release shall apply with respect to lignite delivered or not delivered during the period beginning on the date on which Owner so disapproves the request and ending upon the earlier to occur of (i) Owner’s approval of the expenditures or increases in quantities requested by Contractor, plus the number of Days reasonably required for Contractor to make the approved expenditures or increase the quantities and to implement any changes to which such expenditures relate, or (ii) the end of the period covered by the then-current Operating Budget.
(e)    Except in the event of an Emergency and except in the case of deemed approvals hereunder, no material modification of or material deviation from the approved Annual Mining Plan or Operating Budget shall be made without the written approval of Owner, which approval shall not be unreasonably withheld.
(f)    If either Party requests a change in the Annual Mining Plan, Contractor shall prepare the revised Annual Mining Plan indicating those areas where modification to the approved plan is required. If Owner disagrees with the revised Annual Mining Plan prepared by Contractor, then such disagreement shall be resolved in accordance with Section 4.2.3. In the event Owner has not given written notice to Contractor within forty-five (45) Days from Owner’s receipt of such revised Annual Mining Plan, such revised Annual Mining Plan shall be deemed approved by Owner.
(g)    Contractor shall use commercially reasonable efforts to minimize the Cost of Production consistent with commercially reasonable surface lignite mining practices, Applicable Law, the Annual Mining Plan and Contractor’s other obligations under this Agreement. Contractor shall inform Owner as soon as practicable of material events or conditions that may or will have a material impact on the Cost of Production. Concurrently with presentation of any invoice or statement pursuant to Section 11, Contractor shall provide Owner with a variance report substantially in the form of the variance report attached hereto as Exhibit G, for the period covered by the invoice or statement. In addition, for the day-to-day control and management of costs, data of the type used to derive the variance report will be made available to Owner after reasonable advance notice.
4.4    Post-Mining Reclamation
4.4.1    Contractor shall prepare an initial estimate of the Post-Mining Reclamation costs consistent with customary industry practices in connection with surface mining of lignite in Louisiana, the mining permit(s) for the Mine and the requirements of agreements with landowners, and shall include such estimate in the Life-of-Mine Plan.

4.4.2    When requested by Owner, but no less frequently than five (5) Years after the commencement of the Production Period and every five (5) Years thereafter, Contractor shall update and submit to Owner Contractor’s estimate of the Post-Mining Reclamation costs.
Section 5.    Point of Delivery
The lignite from the Mine for use at the Plant shall be delivered by Contractor to Owner F.O.B. at the Delivery Point. Owner shall be solely responsible to transport or cause the transportation of the lignite from the Delivery Point to the Plant.
Section 6.    Equipment and Infrastructure
6.1    Owner Responsibility
Owner shall provide all Equipment and Infrastructure required for the mining of lignite from the Mine to the capacity required for producing the quantities and qualities of lignite to be delivered under this Agreement in accordance with the terms hereof. For the avoidance of doubt, except as provided in Section 7.2(a)(vi) with respect to Working Capital, Contractor shall have no obligation to provide any funding or security, or incur or guaranty any indebtedness, lease or similar obligation, related to Owner’s obligations under this Section 6.1.
6.2    Contractor’s Distributions to Its Member
Contractor shall have the right to distribute dividends to North American Coal in cash only the amounts paid to Contractor as Compensation pursuant to Section 7.
6.3    Owner’s Failure to Provide
If Owner fails to provide all of the Equipment and Infrastructure required by Section 6.1 and, as a consequence, Contractor is unable to deliver the quantity and/or quality of lignite as required by Section 2.3, Section 3.2 and Section 3.3, Contractor shall be deemed to have fulfilled its obligations under Section 2.3, Section 3.2 and Section 3.3 if it produces and delivers to Owner the quantity and quality of lignite that Contractor can reasonably produce from time to time from the Mine to the extent it has been developed with the Equipment and Infrastructure that are provided by Owner pursuant to this Section 6.
Section 7.    Compensation
7.1    Compensation During the Development Period
During the Development Period, with respect to costs and expenses approved in advance through the Annual Mining Plan, or otherwise incurred in connection with the design, development, construction, equipping and operation of any area of the Mine as designated by Owner (“Development Costs”), Owner shall pay such Development Costs directly as provided in Section 11. All amounts payable by Owner during the Development Period under Section 7.1 shall constitute the “Compensation” during the Development Period, and Owner acknowledges that such

Compensation shall be payable regardless of whether any lignite is mined, processed, sold or delivered during the Development Period.
Development Costs shall include, but are not limited to, the following:
an amount equal to the sum of all labor costs actually incurred by Contractor during the Development Period in connection with the design, development, construction, and operation of the Mine, which costs shall include, but not be limited to, wages and the costs of all related payroll taxes, benefits and fringes, including welfare and pension plans, group insurance, vacations and other comparable benefits of employees wherever located whose labor cost is properly charged directly to the Mine, including, without limitation, labor costs associated with any unionization of Contractor’s employees at the Mine; and
an amount equal to the total sum of all direct costs (excluding salaried labor costs and other items covered by paragraph (a) above) actually incurred by Contractor during the Development Period in connection with the design, permitting, development, construction, and operation of the Mine, which costs shall include, but not be limited to, materials and supplies, incurred travel expenses, rental costs for rented equipment (other than Equipment), computer service costs, and fees and expenses of outside consultants and outside legal counsel directly attributable to the Mine.
The sum of (x) * per Month plus (y) an amount in respect of Contractor’s general and administrative expenses equal to * for each month in 2009 and * for each other Month in the Development Period represents the “Development Management Fee” payable to Contractor during the Development Period. The Development Management Fee shall be payable by Owner to Contractor in accordance with Section 11.
Compensation During the Production Period
During the Production Period, Owner shall pay Contractor in accordance with Section 11 an amount that equals the sum of (a) the Cost of Production (Section 7.2(a)), (b) the Third Party Sales Fee, if any (Section 7.2(b)), and (c) the Management Fee (or the Minimum Management Fee) payable to Contractor (Section 7.2(c)). Notwithstanding anything in this Agreement to the contrary, Contractor shall not invoice Owner for any costs previously invoiced to Owner, unless such invoice denotes such duplicate invoiced costs as “previously invoiced” or “billed but not paid”. All amounts payable by Owner during the Production Period under Section 7.2 shall constitute the “Compensation” during the Production Period, and Owner acknowledges that such Compensation shall be payable regardless of whether any lignite is mined, processed or delivered during the Production Period.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(a)    Cost of Production
For the purpose of this Agreement, “Cost of Production” shall mean the costs actually incurred in accordance with GAAP each Month during the Production Period by Contractor in performing its obligations under this Agreement including without limitation, the mining, processing and delivering of lignite from the Mine, but shall exclude costs or expenses not authorized in the then-current Operating Budget or otherwise pursuant to this Agreement, or that have been incurred over the prior disapproval by Owner thereof. Any costs incurred by an Affiliate of Contractor and charged to Contractor shall be included only at the cost to such Affiliate without addition for any intercompany profit or service charge. Contractor, in determining costs, shall give Owner the proportionate benefit of volume purchases participated in by Contractor and Affiliates of Contractor. Contractor shall invoice Owner under Section 11 for the Cost of Production in accordance with GAAP and the consistently applied accounting policies of North American Coal. Inventory items and supplies shall be expensed and included in the Cost of Production when consumed or placed into service. The Cost of Production shall include, but shall not be limited to, the following:

(i)
All production, maintenance, and delivery costs of Contractor incurred in the performance of its obligations under this Agreement during the Production Period including without limitation the following types of costs:

(aa)
Labor costs, which include (1) wages (including regular and overtime wages paid to non-exempt employees and salaries paid to exempt employees, and any increase in wages due to any unionization of Mine employees), (2) the costs of all related payroll taxes and fringe benefits (including any increase in such fringe benefits due to unionization of Mine employees), including welfare plans, group insurance, vacations, severance, and other comparable benefits paid to or for employees of Contractor and Affiliates of Contractor located at the Mine, and whose labor costs are properly charged directly to the Mine, (3) labor costs, travel costs, lodging costs, and related taxes and benefits for employees of Contractor and Affiliates of Contractor who are not located at the Mine, but who, with Owner’s advance approval under this paragraph (aa), perform work related to the Mine, and (4) the costs of employee productivity profit-sharing plans making distributions to Contractor employees from a cash pool calculated based on the amount of Contractor’s incremental annual savings, annual improvements in production efficiency and achieving certain safety and environmental goals (to the extent the terms and conditions of any such employee productivity profit-sharing plans are approved by Owner, such approval not to be unreasonably withheld);

(bb)	Expense of payroll preparation, general accounting and billing performed at the Mine;

(cc)	Consumable materials and supplies;

(dd)	Consumable tools;

(ee)	Machinery and equipment not capitalized or leased;

(ff)	Rental of machinery and equipment;

(gg)	Electric power costs;

(hh)
Reasonable and necessary services incurred in the mining, processing or delivery of lignite from the Mine rendered by persons other than employees of Contractor and Affiliates of Contractor that are directly charged to the Mine;

(ii)
Premiums and deductibles for insurance, including workers’ compensation as required by law, liability, property damage, and such other insurance as requested by Owner and in amounts and with insurance carriers (or self insurance) approved by Owner, as provided in Section 8;

(jj)	Taxes and fees but not including income taxes imposed by any governmental authority;

(kk)	Cost of reclamation during the Production Period, including labor and supplies, as required to comply with the leases and subleases of the Five Forks Reserves and all Applicable Laws;

(ll)	Costs incurred by Contractor relating to this Agreement in connection with or as a result of the enactment, modification, interpretation, repeal or enforcement of any Applicable Laws;

(mm)
Usual membership fees of the National Mining Association (allocated to the Mine pro rata based on total coal and lignite sales of Contractor and its Affiliates, or such other pro rata method utilized by the National Mining Association in charging all of its members), and a reasonable number of other professional, service and civic organization memberships paid for by Contractor which are commonly maintained by surface coal mining companies similarly situated in Louisiana, and such other contributions and memberships approved in advance by Owner;

(nn)
Telephone and office costs at the Mine office, and travel expenses and moving expenses of exempt employees of Contractor, provided that no moving expense will be allowed for any nonexempt employee of Contractor without Owner’s prior approval;

(oo)	Costs incurred by Contractor to comply with its obligations under Section 14.4;

(pp)	Costs incurred by Contractor in connection with the marketing and sale of lignite to third parties at the request of Owner; and

(qq)
Direct costs relating to labor organization activities or unionization of Contractor’s employees at the Mine (including, without limitation, costs of arbitration and costs incurred by Contractor in connection with any collective bargaining requirements).

(ii)    There shall be credited or charged to costs under this Section 7.2(a) any refunds or rebates related to Contractor’s insurance program or received by Contractor from vendors, and any interest or dividends received by Contractor on its investments, except investments of the Management Fee, the Third Party Sales Fee and the G&A Amount.
(iii)    Real property costs with respect to the Five Forks Area of Interest, if any, but none can be incurred without advance written approval by Owner.
(iv)    The following amounts, in January 2009 dollars (which shall be subject to adjustment as set forth herein), shall be included in the Cost of Production for general and administrative costs during the Production Period (“G&A Amount”):

Monthly Tonnage Delivered	G&A Amount for Month
* Tons	$ *
* Tons	$ *
* Tons	$ *
* Tons	$ *
* Tons	$ *

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(aa)
General and administrative costs that are to be covered by such G&A Amount (and that shall not otherwise be included in the Cost of Production), are salaries and related expenses such as payroll taxes, pensions, and workers’ compensation, together with travel, telephone, postage and office rent and office maintenance expense, of employees or officers of Contractor not located at the Mine and of employees or officers of Affiliates of Contractor who perform, and for the time and to the extent they perfom1, functions relating to the Mine or this Agreement. Without limiting the generality of the foregoing, the expenses of executive office support, administrative support, operations management support, business development support and legal support (excluding outside litigation services and other outside legal services described below in clause (3) of Section 7.2(a)(iv)(bb), finance and accounting support, management information systems support, human resources support and benefits support rendered by employees of Affiliates of Contractor shall be included in such G&A Amount.

(bb)
Notwithstanding anything to the contrary contained in Section 7.2(a)(iv)(aa), general and administrative costs that are not to be covered by such G&A Amount, and that otherwise shall be included in the Cost of Production are:

(1)	franchise or similar taxes for Contractor paid to the State of Louisiana related to the Mine;

(2)	outside audit expense of Contractor related to any Audit required under Section 10.2;

(3)
litigation and other legal expenses directly related to activities under this Agreement incurred through the use of attorneys who are not employees of Contractor or Affiliates of Contractor, excluding the cost of any litigation or action in which Contractor and Owner are on opposing sides, and excluding the cost of arbitration under Section 17;

(4)	actual costs of new reserve mine planning and special studies provided by employees of Contractor or Affiliates of Contractor not located at the Mine and specifically approved in advance by Owner;

(5)	actual costs of mine permitting, geologic support on drilling and modeling provided by employees of

Affiliates of Contractor not located at the Mine, and specifically approved in advance by Owner; and

(6)
labor cost for employees of Contractor and Affiliates of Contractor who are not located at the Mine but whose labor and associated benefit costs are properly charged directly to the Mine with Owner’s advance approval.

(cc)
Beginning on April 1, 2010 and as of April 1 of each calendar year thereafter, the G&A Amount shall be increased or decreased, as appropriate, in the same percentage by which (x) the first published final annual value of the CPI-U Index for the calendar year immediately preceding such April 1 is greater or less than (y) the first published final annual value of the CPI-U Index for 2008 (which is 215.303, on the base 1982-1984=100). If any adjustment made pursuant to this paragraph is based upon a first published CPI-U Index figure that is subsequently revised, there shall be no further adjustment of such amount on the basis of such revision. Such adjusted amount shall be effective as of such April 1 adjustment date and shall be included in the next monthly invoice following such April 1, and any additional payment to be made by Owner or refund to be made by Contractor shall be made accordingly. An example calculation of such year-end adjustment is set forth in Exhibit C hereto.

(v)    The Cost of Production shall be paid by Owner to Contractor upon receipt of Contractor’s invoice, even if during the period covered by the invoice no deliveries of lignite were made or deliveries of Non-conforming Lignite were made.
(vi)    Through the Working Capital Assumption Date, Contractor shall advance all Working Capital when needed and shall be reimbursed by Owner for the amount of such advances as part of the Cost of Production on the basis set forth in this Section 7.2(a) and Section 11. After the Working Capital Assumption Date, Owner shall provide all Working Capital when needed. Without limiting Contractor’s or Owner’s obligations in the preceding sentences, the Parties will attempt in good faith prior to the Working Capital Assumption Date to agree to a precise payment mechanism by which Owner will meet its obligation under the preceding sentence, such mechanism to include, without limitation, (A) prior approval by Owner of draws on, or advance payments of, the facility, account or other instrument by which Owner provides the Working Capital, (B) review of invoices and documentation prior to draws or payment, with a reasonable period of time to review, and (C) similar cost and accounting controls. If the Parties have not agreed to the mechanism on or before the fourth (4th) anniversary of the Effective Date, the Parties shall submit the mechanism to arbitration in accordance with Section 17.
(vii)    Within fifteen (15) days after the Working Capital Assumption Date, Owner shall purchase from Contractor and Contractor shall transfer and convey to Owner at Contractor’s book value, all items of Contractor’s inventory and supplies as of the Working Capital Assumption Date that were purchased with Contractor’s Working Capital and for which Owner has not previously reimbursed Contractor.
(b)    Third Party Sales Fee
During the Production Period, for all lignite mined from the Five Forks Area of Interest and delivered to the Delivery Point for Third Party Sales, the fee (the “Third Party Sales Fee”), expressed in January 2009 dollars and payable on a per Ton, monthly basis, shall be as follows:

Third Party Sales Tons Delivered Year-to-Date	Third Party Sales Fee/Ton
* Tons	$ *
* Tons	$ *
* Tons	$ *
The Third Party Sales Fee is separate from the Management Fee and Tons for which the Third Party Sales Fee is payable shall not be included as Tons delivered for purposes of calculating the Management Fee or the Minimum Management Fee pursuant to Section 7.2(c). The Third Party Sales Fee shall be subject to escalation in the same manner in which the Management Fee is subject to escalation, as provided in Section 7.2(c)(iii).
(c)    Management Fee; Minimum Management Fee
(i)    Management Fee

(a)
During the Production Period, for all lignite mined and delivered by Contractor to Owner hereunder from the Five Forks Area of Interest (other than for Third Party Sales), the management fee (“Management Fee”), expressed in January 2009 dollars and payable on a per Ton, monthly basis, shall be as follows:

Tons Delivered Year-to-Date	Management fee/Ton
* Tons	$ *
* Tons	$ *
* Tons	$ *
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

provided, however, that Tons included in sales that are not Third Party Sales shall be deemed to be Tons delivered year-to-date for purposes of calculating the Management Fee and not for any other purpose hereunder.
(ii)    Minimum Management Fee

(a)
If during any Year during the Production Period the total sum paid as Management Fee for lignite delivered by Contractor to Owner during such Year, does not equal or exceed the minimum management fee determined in accordance with this Section 7.2(c)(ii) and Section 7.2(c)(iii) (the “Minimum Management Fee”), then Owner, upon receipt of Contractor’s invoice, shall pay to Contractor the difference between (1) the Minimum Management Fee amount and (2) the total sums paid as Management Fee for lignite delivered to the Delivery Point during such Year (plus the amount of any reduction in the Management Fee attributable to Contractor’s delivery of Non-conforming Lignite).

(b)	The Minimum Management Fee, expressed in January 2009 dollars, shall be (1) * in 2011; (2) * in 2012; (2) * in 2013; and (3) * for each Year after 2013.

(c)
In the event that the Development Period ends as result of deliveries of * Tons of lignite from the Mine for four (4) consecutive Months during a Year, the Minimum Management Fee for such Year shall be pro-rated by multiplying such fee by a fraction, the numerator of which is the number of Months remaining in such Year and the denominator of which is twelve (12).

(d)
In any Year during the Production Period in which no lignite is delivered to the Delivery Point, the Minimum Management Fee, as adjusted in accordance with this Section 7.2(c), shall be payable by Owner to Contractor upon receipt of Contractor’s invoice.

All reductions to the Management Fee for deliveries of Non-conforming Lignite as provided in Section 3.3.2 shall be deducted from the Management Fee payable to Contractor with respect to the Month m which the deliveries of the Non-conforming Lignite are made.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(iii)    Adjustment of Management Fee and Minimum Management Fee
Beginning on April 1, 2010 and as of April 1 of each calendar year thereafter, the amounts of the Management Fee and the Minimum Management Fee shall be increased or decreased, as appropriate, in the same percentage by which (x) the first published final annual value of the CPI-U Index for the calendar year immediately preceding such April 1 is greater or less than (y) the first published final annual value of the CPI-U Index for 2008 (which is 215.303, on the base 1982-1984=100). If any adjustment made pursuant to this paragraph is based upon a first published CPI-U Index figure that is subsequently revised, there shall be no further adjustment of such amount on the basis of such revision. Such adjusted amount shall be effective as of such April 1 adjustment date and shall be included in the next monthly invoice following such April 1, and any additional payment to be made by Owner or refund to be made by Contractor shall be made accordingly. An example calculation of such year-end adjustment is set forth in Exhibit C hereto.
7.3    Exclusion of General and Administrative Costs from Itemized Cost of Production
For the avoidance of doubt, no general or administrative costs shall be included under either Section 7.1.2 or Section 7.2(a)(i) that would duplicate general and administrative costs included under Section 7.1.3 or Section 7.2(a)(iv).
Section 8.    Insurance
8.1    Contractor’s Insurance
Contractor shall obtain and maintain insurance of such available types, limits, coverages and amounts and with such insurance carriers and agents as may periodically be required, requested or approved by Owner applicable to the Mine, the Equipment, Infrastructure and other property at the Mine, the operation of the Mine or operations incidental to the Mine and personnel at the Mine or utilized in connection therewith. Such insurance shall include but shall not be limited to public liability, contractual liability, fire insurance with extended coverage and additional extended coverage, insurance covering physical damage to equipment and workers’ compensation insurance as required by law. Such insurance shall provide for such deductible amounts as Owner shall from time to time require and approve.
8.2    Subcontractor’s Insurance
Contractor shall instruct all of its contractors, subcontractors and any Affiliate of Contractor engaged in work on or for the Mine to comply with the applicable workers’ compensation laws of the State of Louisiana and to maintain such other available insurance as Owner deems advisable.
8.3    Owner as an Additional Insured or Loss Payee
Owner shall be added as an additional insured, or in the case of property insurance, a loss payee (unless otherwise prohibited by law), as to all insurance acquired by Contractor pursuant to this Agreement (if prohibited by law, the policy will contain a waiver of subrogation by the insurer against Owner) but only with respect to liability caused by an act or failure to act by Contractor. Contractor shall furnish to Owner certificates reflecting the insurance carried by it as set forth above.
8.4    Certificate of Insurance
Contractor shall, upon Owner’s request, procure from the company or companies writing the insurance coverages required thereunder, certificates that said insurance shall not be canceled or materially changed without thirty (30) Days’ advance notice to Owner. In the event of reduction in coverage, replacement or cancellation, Contractor shall obtain equivalent coverage to replace the policies so reduced or canceled. Contractor further agrees to furnish Owner upon request from time to time with satisfactory evidence that such insurance in keeping with the minimum requirements hereof is being properly maintained and, when requested to do so, shall furnish Owner with certified copies of all policies, endorsements and riders.
Section 9.    Post-Mining Obligations
9.1    Post-Mining Reclamation
Contractor shall have no obligation to perform any services with respect to reclamation of any areas of the Mine after the permanent shutdown and closing of the Mine (“Post-Mining Reclamation”), and Owner shall have no obligation to engage Contractor to perfom1 any Post Mining Reclamation. In the event that Owner has not engaged Contractor to perform PostMining Reclamation within sixty (60) Days after the termination of this Agreement for any reason, Owner shall not assert, and hereby waives, any and all claims against Contractor related to Post-Mining Reclamation.
Section 10.    Records and Audits
10.1    Records
Contractor agrees to maintain adequate books, payrolls and records satisfactory to Owner in connection with any and all work performed hereunder, including but not limited to the verification of all provisions under this Section 10. Contractor further agrees to retain all such work records for a period of not less than seven (7) Years after completion of such work.
10.2    Annual Audit
At Owner’s request, Contractor shall cause an audit (the “Audit”) to be performed of its accounts relating to its operations hereunder with respect to any Year. Such Audit shall be conducted by an independent firm of certified public accountants retained by Contractor in its normal course of business.
(a)    Contractor shall endeavor to cause the certified public accountants to treat as confidential any and all proprietary information (including auditors’ work papers) furnished to or examined by them in connection with audit work performed.

(b)    Copies of the certified public accountants’ report with respect to the Audit shall be provided concurrently to Owner and Contractor upon its completion. If requested by Owner, Contractor shall furnish Owner with a copy of the management letter for such audit, and Contractor shall request that Owner be given reasonable access to the auditor’s work papers.
(c)    The cost of the Audit shall be included in the Cost of Production as provided in Section 7.2(a)(iv)(bb)(2).
(d)    Owner and its duly authorized representatives shall have the right at any time on reasonable notice in writing to Contractor to examine the records and books of account of Contractor relating to the computation of payments, costs, Compensation, or other monies paid to Contractor by Owner under this Agreement, and to make copies of or take extracts therefrom. Payment or payments under this Agreement shall not be deemed a waiver of any rights of Owner lo have the Compensation corrected.
(e)    All audit exceptions, payment corrections, or other matters identified in audits or reviews of books and records shall be resolved by mutual agreement of the Parties, and corrections, credits or additional charges shall be included in the next regular Monthly invoice. If Owner and Contractor are not able to resolve any audit dispute within ninety (90) Days following the date on which the disputed payment was due, the Parties shall resolve the dispute pursuant to the provisions of Section 17. Each Party shall pay to the other Party the amount agreed or determined by arbitration to be due within ten (10) Days following the agreement or the arbitration decision. Each Party shall be entitled to enforce the payment obligation of the other Party according to Applicable Law.
10.3    Periodic Inspections
(a)    Owner, any of its Affiliates or the employees, agents or contractors of such persons, shall upon reasonable notice and in accordance with requirements of Applicable Law be afforded complete access to the Mine and to copies of any of Contractor’s accounting ai1d financial records, tax returns, exploration data, geologic assessments, environmental and permitting materials, engineering studies, surveys, operational and maintenance records, reports, financial summaries and any other documents applicable to or associated with the Mine or the performance by Contractor of its obligations under this Agreement, subject to any Applicable Laws regarding employee records.
(b)    Contractor agrees to maintain adequate books, payrolls and records satisfactory to Owner in connection with any and all work performed or payment made by Contractor under this Agreement. Owner and its duly authorized representatives shall have access at all reasonable times to the books, payrolls, records, correspondence and personnel of Contractor relating to any of the work performed hereunder for the purpose of auditing and verifying the amounts charged by Contractor or for any other reasonable purpose including, but not limited to, compliance by Contractor with any of the terms and provisions of this Agreement.
Section 11.    Billing and Payment
11.1    Monthly Invoices

On or before the tenth (10th) Day of each Month, Contractor shall furnish Owner with a written invoice which sets forth the amount of the Compensation due Contractor under Section 7 in the immediately preceding Month. The Monthly invoice shall be in such form and detail as reasonably requested by Owner and shall list the quantity and costs incurred by Contractor in respect of the lignite delivered by Contractor. Contractor shall furnish with any invoice containing cost adjustments, data showing the computations and application of such adjustment. Contractor shall furnish promptly such additional documents and evidence as Owner may reasonably request in support of said Monthly invoice, including but not limited to the variance report described in Section 4.3(g).
(a)    Owner shall pay Contractor the undisputed amount of such invoice within twenty (20) Days of Owner’s receipt of the same by wire transfer to an account identified by Contractor in immediately available federal funds.
(b)    All such billings and payments shall provide for credit to Owner with regard to all refunds, rebates, advance payments and discounts of all types and shall be subject to audit by Owner and corrections and adjustments where necessary. The correction and adjustment of any undisputed deficiencies shall be adjusted on the next Monthly invoice following determination of the amounts of such undisputed deficiencies.
(c)    If Owner disagrees with the amount of any invoice for any reason, Owner shall immediately notify Contractor of such disagreement so that the difference may be resolved before the date payment of such invoice is due. If Owner fails to give such notification, or if Owner and Contractor resolve such disagreement before the date payment is due, such invoice shall be paid in full by Owner. If Owner gives such notification and Owner and Contractor do not resolve such disagreement before the date payment is due, Owner shall pay the undisputed amount of the invoice on the date payment is due. If Owner and Contractor are not able to resolve the dispute within thirty (30) Days following the date on which the disputed payment was due, the Parties shall resolve the dispute pursuant to the provisions of Section 17. Upon resolution of the dispute, Owner shall immediately pay to Contractor any portion of the disputed amount that is owing, plus interest on such amount owed, accruing at the prime rate in effect on the date of the invoice which included such disputed amount, as published in the Money section of The Wall Street Journal on such date, plus * . Payment or payments under this Section 11.1 shall not be deemed a waiver of any rights of Owner to have the invoice hereunder corrected or an appropriate credit applied to the next Monthly invoice following the determination of the amount of such credit.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Section 12.    Sampling and Analysis; Weights
12.1    Sampling and Analysis of Delivered Lignite
(a)    The quality of lignite delivered to Owner from the Mine for use at the Plant and delivered hereunder shall be determined by analyses of samples taken at times and at a point or points mutually agreed upon by Owner and Contractor. Sampling and analyses shall be performed by methods that meet ASTM standards or by other methods mutually agreed upon by Owner and Contractor. Owner shall cause the samples to be transported to the Plant testing laboratory that shall be mutually agreeable to the Parties (the “Laboratory”). Each sample shall be processed, split into three (3) equal parts and placed in suitable airtight containers by Owner or the Laboratory. Part one of each sample shall be analyzed by the Laboratory, and the cost of such analysis shall be included in the Cost of Production. Part two of each sample shall be properly identified and stored in the Laboratory for a period of not less than thirty (30) Days for either Party to analyze at its own expense if it so desires. Part three of each sample shall be properly identified and stored by Owner for a period of not less than thirty (30) Days. For deliveries for which a sample is not available or for which a sample is agreed by Owner and Contractor to be incorrect, the weighted average of the immediately preceding three (3) Days’ sample analyses that are available shall be utilized.
(b)    The results of the analyses performed by the Laboratory on part one of the samples shall be deemed to represent the quality and characteristics of the lignite delivered hereunder unless one Party notifies the other of a dispute concerning such analysis within the thirty (30) Day period specified in the preceding paragraph. If the analysis of part one is disputed and the analyses of parts one and two of the sample differ by more than the reproducibility values specified by ASTM or any other mutually agreeable tolerances, then part three of such sample shall be analyzed by a commercial testing laboratory mutually chosen and using ASTM standards or mutually accepted procedures. When all three parts of a sample are analyzed, the average of the two closest sample results will be used to represent the quality of the lignite delivered on the Day such samples were taken; provided, however, that if the two closest sample results differ by more than the reproducibility values specified by ASTM or any other mutually agreeable tolerances, then the weighted average of the immediately preceding three (3) Days sample analyses that are available shall be deemed to be the quality and characteristics of the daily delivery of lignite under consideration.
(c)    As soon as practicable each Day, Owner shall cause the Laboratory to furnish to Contractor and Owner the results of analysis of that Day’s sample. As soon as practicable after the end of each Month, Owner shall cause the Laboratory to furnish to Contractor a summary of the analyses performed by the Laboratory during the preceding Month on part one of each sample. In addition, if either Party elects to analyze part two of a sample, that Party shall deliver the results of such analysis to the other Party within seven (7) Business Days of receiving such results.

12.2    Weighing
(a)    The weight of the lignite delivered to Owner from the Mine shall be determined on scales properly installed and maintained at the Plant or by other means mutually agreed upon by Owner and Contractor. Owner shall consult with Contractor as to design, selection and installation of such scale(s), and the Parties shall mutually agree as to such matters. The scales shall be maintained and calibrated in accordance with the manufacturer’s recommended standards. Owner shall calibrate such scale(s) on a regular basis during the Production Period (not Jess than Monthly) and maintain such scale(s) within design tolerance. Contractor shall have the right to have a representative present at any and all times to observe the testing and calibration of the scale(s).
(b)    The weights determined pursuant to Section 12.2(a) shall be used to determine the total Tons of lignite delivered each Month under this Agreement. The total Tons of lignite delivered to Owner each Month so determined shall be accepted as the quantity of lignite for which invoices are to be rendered and payments made in accordance with Section 11.
(c)    Contractor shall be given a record of all weight determinations made by Owner. Owner shall perform a materials weight test at least every two (2) Years at Owner’s cost. If either Party at any time questions the accuracy of Owner’s scales, such Party may request a prompt test and adjustment of such scales by utilizing a materials weight test, the procedures for which the Parties shall mutually agree. The Party requesting such materials weight test shall pay all costs of any such materials weight test unless the scale is found to be in error in excess of the manufacturer’s accuracy tolerances. If the scale is found to be in error, Owner shall pay all costs of the test regardless of which Party requested such test. If Contractor requests a materials weight test and the scales are found to be within the manufacturer’s accuracy tolerances, Contractor shall pay the costs of such test. Contractor’s costs of such tests shall not be included in the Cost of Production under Section 72(a). If such test reveals error in weight in excess of the manufacturer’s specified tolerances, the scale shall be adjusted to an accurate condition, and an appropriate adjustment shall be made in the invoices and payments affected by such inaccuracy; provided, however, that no such adjustment shall be for a period in excess of the lesser of (a) one-half (l /2) of the period ending on the date that either Party first questioned the accuracy of the weights and beginning on the date of the last regularly scheduled test of the scales, or (b) three (3) months.
Section 13.    Force Majeure
13.1    General
If either Party is rendered unable, wholly or in part, by Force Majeure (as hereinafter defined) to carry out any of its obligations under this Agreement, and if the Party experiencing a Force Majeure provides notice to the other Party within five (5) Business Days after such Party is aware of the occurrence of such Force Majeure, including a detailed explanation of such Force Majeure, then the obligations of the Party giving such notice shall be suspended to the extent made necessary by such Force Majeure from the inception of the Force Majeure and during its continuance, but for no longer; provided, however, that (a) the Party giving such notice shall diligently use its best efforts to eliminate the cause and effect of such Force Majeure insofar as possible with all reasonable dispatch and (b) no such Force Majeure event shall excuse, alter or diminish the obligation of Owner to make the payments provided for in Section 7 (provided that, notwithstanding any other provision of this Agreement to the contrary, Owner shall be relieved from its obligation to pay the Minimum Management Fee during a Force Majeure event to the extent (i) lignite is not delivered to the Delivery Point or (ii) the Plant is not able to take lignite because of a Force Majeure suffered at the Plant). Any deficiencies in the production or delivery of lignite hereunder caused by Force Majeure shall not be made up under the provisions of this Agreement except by mutual agreement. During any period of Force Majeure, Contractor agrees to make a diligent and prudent effort to minimize all costs and expenses incurred by both Parties.
13.2    Definition
The term “Force Majeure” as used in this Agreement shall mean any and all causes beyond the reasonable control and without the fault or negligence of the Party failing to perform, such as acts of God, strikes, lockouts or other industrial disturbances, labor disputes, labor or material shortages, acts of the public enemy, wars, blockades, insurrections, riots, acts of terrorism, epidemics, landslides, adverse geological conditions, faults in lignite seams, lightning, hurricanes, tornadoes, earthquakes, fires, storms, floods, washouts, major breakdowns of or damage to the Mine facilities or Mine equipment, interruptions to or contingencies of transportation, orders or acts of a military authority or civil authority (including without limitation, interruptions, whether by action or inaction, by Federal, state or local governments or court orders, present and future, or acts or failures to act of any regulatory body having proper jurisdiction) and any other causes, whether of the kind herein enumerated or otherwise, beyond the reasonable control and without the fault or negligence of the Party failing to perform, that wholly or partly prevent the mining, producing, processing and delivering of the lignite by Contractor or the receiving and/or utilizing of the lignite by Owner. The settlement of strikes or lockouts or industrial disputes or disturbances shall be entirely within the discretion of the Party having the difficulty, and the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party therein when such course is inadvisable in the discretion of the Party having the difficulty. The term Force Majeure also includes an event at the Plant causing the Plant to be unable to operate due to any cause beyond the reasonable control and without the fault or negligence of RREP, such as acts of God, strikes, lockouts or other industrial disturbances, labor disputes, labor or material shortages, acts of the public enemy, wars, blockades, insurrections, riots, acts of terrorism, epidemics, landslides, lightning, hurricanes, tornadoes, earthquakes, fires, storms, floods, washouts, major breakdowns of or damage to the Plant, interruptions to or contingencies of transportation, orders or acts of a military authority or civil authority (including without limitation, interruptions, whether by action or inaction, by Federal, state or local governments or court orders, present and future, or acts or failures to act of any regulatory body having proper jurisdiction) and any other causes, whether of the kind herein enumerated or otherwise, beyond the reasonable control and without the fault or negligence of RREP, that wholly or partly prevent the operation of the Plant. Force Majeure shall not include a decrease in demand for the products produced from the Plant.

Section 14.    Conduct of Operations
14.1    Contractor’s Conduct of Operations
Contractor shall conduct its mining operations hereunder in a safe, careful, good workmanlike manner and shall, in a manner consistent with commercially reasonable surface lignite mining practices, at all times comply with Federal Mine Safety and Health Administration regulations and all other Applicable Laws. Contractor shall operate the Mine in accordance with commercially reasonable surface lignite mining practices, this Agreement, and all Applicable Laws; provided, however, that Contractor shall have the right to contest in good faith through appropriate legal proceedings the validity or applicability of any law, rule or regulation so long as Contractor gives Owner advance notice of the nature of and reasons for such proposed contest and of such proposed proceedings and obtains Owner’s advance approval of the projected cost and expenses thereof, which approval shall not be unreasonably withheld (a “Contest”); and further provided, however, Contractor shall not be in default in the performance of its obligations under this Agreement if and to the extent such failure to perform its obligations is due to:
(a)    an event of Force Majeure,
(b)    Owner’s failure to approve drilling of quality cores at the locations proposed by Contractor in accordance with Section 3.2.2 (provided that Contractor’s release from liability shall be as expressly set forth in Section 3.2.2),
(c)    control exercised by Owner pursuant to Section 4.2.1 (b), Section 4.2.3(c) or Section 4.3(d), (provided that Contractor’s release from liability shall be as expressly set forth m Section 4.2.1 (b), Section 4.2.3(c) or Section 4.3(d), as applicable),
(d)    the failure of Owner to enter into an Operating Contract to the extent provided in Section 14.5(d), or
(e)    the failure of Owner to perform its obligations hereunder, including, without limitation, the failure to pay any amount due under this Agreement when due as provided in Section 7.2(a)(vi) or Section 11.1(a).
14.2    Contractor’s Performance
Contractor represents that its management and supervisory personnel and a major portion of its other professional employees shall be well qualified and trained personnel with established credentials in engineering, constructing, operating and administering similar projects and that it will utilize and exercise high standards of industry practice in the performance of all of its undertakings and obligations reflected in this Agreement.
14.3    Replacement of Mine Manager
If Owner is dissatisfied with the performance of Contractor’s Mine manager, Owner and Contractor shall promptly meet and determine whether any changes other than replacing Contractor’s Mine manager would be satisfactory to Owner. After such meeting, if Owner requests the removal of Contractor’s Mine manager, Contractor shall as soon as reasonable and practicable replace such Mine manager. Contractor shall pay all costs associated with any such replacement, including, without limitation, relocation costs of the existing and new Mine manager, and training costs.
14.4    Equipment
(a)    To the extent that Owner owns Equipment, Owner hereby grants to Contractor a license to use the Equipment to perform Contractor’s obligations under this Agreement.
(b)    To the extent that Owner provides the Equipment pursuant to equipment leases with third parties (each, an “Equipment Lease”), Owner shall sublease such Equipment to Contractor for * for the shorter of the term of the Equipment Lease in question or until the termination of this Agreement. Owner shall provide any proposed Equipment Lease to Contractor and shall seek Contractor’s input regarding the terms and conditions thereof at least fifteen (15) Business Days prior to executing any such Equipment Lease. Contractor shall provide written comments to proposed Equipment Leases not more than five (5) Business Days after receipt thereof from Owner. Owner shall consider Contractor’s comments in good faith. However, Owner shall have full authority with respect to agreeing to the terms and conditions of all Equipment Leases. Owner hereby agrees to pay as Cost of Production any increased costs related to Contractor’s use of Equipment subject to Equipment Leases in accordance with the terms of this Agreement and the terms and conditions of such Equipment Leases (including, without limitation, penalties and increased lease payments and fees); provided, however, that Owner shall be relieved of the obligation to pay such increased costs to the extent that such increased costs result from (i) compliance with the terms of any Equipment Lease that Contractor reviewed but did not provide comments on pursuant to this clause (b) (provided that if the terms and conditions of an Equipment Lease were not commented on by Contractor at the time of Contractor’s review but due to a change in circumstances beyond Contractor’s control after such review would have been objectionable to Contractor (e.g., any changes in any Life-of-Mine Plans, any Annual Mining Plans, Owner’s lignite quantity requirements, or Owner’s lignite quality requirements), Owner shall pay such increased costs as Cost of Production), (ii) Contractor’s breach of its obligations under this Agreement or failure to perform in a manner consistent with commercially reasonable surface lignite mining practices, or (iii) Contractor’s violation of Applicable Law. Owner acknowledges that such increased costs may be substantial if Equipment Leases include certain terms and conditions that are typical in mining equipment leases, including, without limitation, terms and conditions related to remaining useful life of equipment, hours in service and other similar conditions or restrictions.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(c)    Contractor shall use the Equipment in accordance with commercially reasonable surface lignite mining practices, and shall comply with Applicable Laws applicable to the use of the Equipment. If Contractor shall receive from any Federal, state or local government, authority or other governing body having jurisdiction notice of violation or non-compliance with such Applicable Laws, a copy of such notice shall be delivered as soon as reasonably practicable to Owner and if any such violation or non-compliance shall limit the use of the Equipment in the operation of the Mine or shall be or become a lien or other encumbrance on the Equipment, Contractor shall as soon as reasonably practicable take action to remedy or cure such violation or to comply with such Applicable Laws. Contractor agrees that the Equipment will at all times remain in the possession and control of Contractor, be located in Natchitoches Parish, Louisiana, and be used solely for the mining of lignite from the Mine for delivery pursuant to this Agreement or for such other uses as shall be authorized by Owner.
(d)    Contractor shall repair and maintain the Equipment in accordance with a standard of maintenance and service which is at least the equivalent of the maintenance and service recommendations of the manufacturers (other than those which relate to the use of parts or of materials of a particular manufacturer or supplier). In any event, Contractor shall maintain and service the Equipment in a manner reasonably designed to preserve the manufacturers’ warranties. Contractor shall keep the Equipment in as good condition as when delivered to Contractor, ordinary wear and tear excepted. Any repair requiring a replacement by Contractor will be made by installation of a replacement part in accordance with any Equipment Lease; any such replacement part shall be considered an accession to the Equipment; and title to any such replacement part shall, upon installation or affixation thereof, automatically vest in the owner of the Equipment in question, subject to the rights of any lessee or sublessee; provided, however, that no such replacement shall be permitted unless the replacement part has utility at least equal to the part being replaced and Contractor reasonably believes that such replacement part will not reduce the original remaining useful life of the Equipment.
(e)    Contractor shall have the right to make any improvement to the Equipment so long as said improvement docs not impair the value, utility or condition of the Equipment as originally delivered to Owner, and does not reduce the original remaining useful life of the Equipment. Unless otherwise agreed, title to any severable improvement shall vest in Owner and the financing thereof shall be provided by Owner. If title to said severable improvement is held by Contractor, if applicable, it shall be subject to any lessor’s fair market value purchase option at the expiration or termination of this Agreement or the Equipment Lease, whichever comes first. Contractor shall make no non-severable improvement without the prior written consent of Owner. Title to any such non-severable improvement shall, upon attachment or affixation thereof, automatically vest in the owner of the Equipment. In any event, all improvements must (i) to the extent possible, be separated and identifiable by serial number or otherwise, and (ii) except to the extent required to comply with the provisions of an applicable Equipment Lease, not impair the originally intended function or use of the Equipment.
(f)    Contractor agrees to affix and maintain any equipment marking on the Equipment as from time to time may be required by Owner. Contractor will replace promptly such equipment marking if the same shall have been removed, defaced, obliterated, obscured or destroyed.

(g)    In the event that the Equipment shall be or become damaged, destroyed or lost, for any reason whatsoever, or title thereto or use thereof shall be requisitioned or otherwise taken by any governmental authority under the power of eminent domain or otherwise, written notice of such fact shall promptly be given by Contractor to Owner. Contractor shall determine, within a reasonable period of time, not to exceed any time period set forth in an applicable Equipment Lease, whether the Equipment can be repaired in a manner consistent with prudent mining practices or the applicable Equipment Lease. Consistent with said determination, Contractor shall make said repair, or cause said repair to be made, within a reasonable time period or within any time period specified in an applicable Equipment Lease, or return the Equipment to the Owner. Owner agrees that any monies received by Contractor as proceeds of insurance shall be retained by Contractor, to the extent permitted in any applicable Equipment Lease, to reimburse Contractor for repairs to the Equipment made pursuant to this Section 14.4(g), and Contractor agrees (i) to deposit said monies in a segregated account pending expenditure thereof for said purpose and (ii) to promptly refund to Owner any of said monies in excess of the cost of said repairs.
(h)    Contractor agrees that Owner, at its own cost, expense and liability, may take such action or cause such action to be taken, from time to time, as shall be deemed necessary or required by law or otherwise to protect the lessor’s or Owner’s title to, or Owner’s interest in, the Equipment and the right of any lessor to remove the same. Contractor further agrees that it will take no action of any kind in derogation of the title or interest of the lessor or Owner to, or their respective rights in, the Equipment.
(i)    Contractor agrees that it will not directly or indirectly create, incur, assume or take any action which will create any lien on or with respect to the Equipment, or any interest of a lessor or Owner therein, and Contractor will promptly, at its own expense, take such action as may be necessary to discharge any such lien so created, incurred or assumed. Contractor shall also cooperate with and promptly execute and deliver such documents as may be reasonably requested by Owner or any lessor in an effort to further assure and confirm their respective interests and title in and to the Equipment.
(j)    Owner and any lessor shall have the right, but not the duty, to inspect the Equipment at any reasonable time in accordance with any applicable Equipment Lease and in accordance with the terms of this Agreement. Upon the written request of Owner, Contractor shall confirm the location of the Equipment and shall, at any reasonable time, make Contractor’s operating, maintenance and repair records pertaining to the Equipment available to Owner, or any lessor for inspection.
(k)    So long as Contractor is in compliance with the terms of this Section 14.4, Contractor shall be entitled to peaceable and quiet enjoyment of all Equipment in its possession and shall not be obligated to surrender the Equipment to Owner prior to the end of the possession term agreed upon for such Equipment.
(l)    Upon the expiration of Contractor’s rights to use any Equipment, Contractor, at the expense of Owner, will return the Equipment to Owner by transporting the Equipment to a location designated by Owner, to which the Equipment can be transported by ground, or by disassembling, preparing and delivering the Equipment as Owner shall direct. If Owner shall have affixed or attached any severable improvement to the Equipment, or shall have caused Contractor to affix or attach any severable improvement to the Equipment redelivered pursuant hereto, Contractor will, on or before the date of redelivery, remove any such severable improvement if requested to do so by Owner and deliver such severable improvement to the owner thereof. Concurrently with the redelivery of the Equipment pursuant to this Section 14.4(1), Contractor shall deliver to Owner all plans, specifications, operating manuals and other warranties and documents furnished by the manufacturer then in its possession relating to the construction, maintenance, operation and servicing of the Equipment, but shall be allowed to retain copies of the same.
(m)    Except as otherwise provided herein, Contractor agrees to indemnify, reimburse and hold Owner and any lessor harmless from claims, losses, liabilities, demands, suits, judgments or causes of action now or hereafter existing and all reasonable expenses incurred by Owner in connection therewith, including reasonable attorneys’ fees and expenses, which may result from or arise in any manner out of Contractor’s violation of this Section 14.4 during the term of this Agreement or failure to perform in a manner consistent with commercially reasonable surface lignite mining practices; provided, however, that the amount of any such Contractor obligation shall be subject to the limitations set forth in Section 23.1 or Section 25.5, as applicable.
14.5    Operating Contracts
(a)    Owner and Contractor may from time to time determine that operating contracts or purchase orders with third parties (“Operating Contracts”) are necessary or desirable to permit Contractor to perform the mining and other services required to be performed by Contractor under this Agreement. lf Owner and Contractor determine that an Operating Contract is necessary or desirable, Owner shall enter into the Operating Contract; provided, however, that (x) Contractor shall enter into Operating Contracts if requested by Owner and deemed by Contractor to be desirable and (y) Contractor shall enter into de minimis Operating Contracts if requested by Owner and consistent with the then-current Operating Budget. If requested by Owner, Contractor shall administer any Operating Contracts entered into by Owner.
(b)    In the event that Contractor enters into any Operating Contracts and this Agreement is terminated for any reason, Owner shall assume such Operating Contracts and thereafter perform and discharge all of Contractor’s obligations thereunder; provided, however, that Owner shall not be obligated to, but may at its option, assume any obligations under an Operating Contract resulting from Contractor’s breach thereof. In connection with any assumption of Operating Contracts by Owner pursuant to this clause (b), Contractor shall execute all documents and take such other actions as reasonably requested by Owner in connection therewith.
(c)    Owner shall indemnify, hold harmless and defend Contractor in respect of any and all direct, actual damages incurred or suffered by Contractor as a result of any Owner breach of the terms of an Operating Contract pursuant to this Section 14.5. If this Agreement is terminated for any reason other than a breach by Contractor of its obligations under this Agreement, Owner shall indemnify, hold harmless and defend Contractor in respect of any and all direct, actual damages incurred or suffered by Contractor as a result of any failure by Owner to assume and perform and discharge the obligations of Contractor under Operating Contracts entered into by Contractor pursuant to this Section 14.5.

(d)    Contractor hereby is released from any and all damages and other remedies available to Owner hereunder or otherwise to the extent caused by or available to Owner as a result of (i) any Owner breach of subsection (b) of this Section 14.5 or (ii) Contractor requesting that Owner enter into an Operating Contract containing commercially reasonable terms and Owner refusing to timely enter into such contract or a substantially similar contract and, as a result, Contractor is unable to deliver the required quantity and/or quality of lignite in accordance with the terms of this Agreement, unless Contractor’s desire for Owner to enter into such a requested Operating Contract was inconsistent with commercially reasonable surface lignite mining practices.
Section 15.    Defaults; Remedies
15.1    Contractor Default
15.1.1    For the purposes of this Agreement, any one of the following events is a “Contractor Default”:
(a)    Contractor fails to perform any of its obligations in accordance with the performance standards contained in Section 14.1, and such failure continues unremedied for thirty (30) Days after Owner has provided notice thereof to Contractor; provided that if such failure cannot reasonably be cured within such thirty (30) Day period and Contractor commences and diligently pursues a cure within such thirty (30) Day period, Contractor shall have an additional thirty (30) Days to effect such cure;
(b)    Contractor, without Owner’s consent, fails to perform any of its other obligations hereunder, and such failure continues unremedied for thirty (30) Days after notice thereof by Owner to Contractor; provided that if such failure cannot reasonably be cured within such thirty (30) Day period and Contractor commences and diligently pursues a cure within such thirty (30) Day period, Contractor shall have an additional thirty (30) Days (or any longer period consented to by Owner based on evidence from Contractor that such longer period is necessary, such consent not to be unreasonably withheld) to effect such cure;
(c)    Contractor or North American Coal shall commence a voluntary case under any chapter of the United States Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against Contractor or North American Coal under said Code;
(d)    Contractor or North American Coal shall institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law other than the United States Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against Contractor or North American Coal;
(e)    Contractor or North American Coal shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts generally as they come due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims;

(f)    A court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of Contractor or North American Coal or of any part of the property of such person or for the winding-up or liquidation of the affairs of such person, and such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) Days, or (ii) for the sequestration or attachment of any property of Contractor or North American Coal without its unconditional return to the possession of such person, or its unconditional release from such sequestration or attachment, within thirty (30) Days thereafter;
(g)    A court having jurisdiction in the premises shall enter an order for relief in an involuntary case commenced against Contractor or North American Coal under the United States Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than thirty (30) Days;
(h)    A court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against Contractor or North American Coal a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law other than the United States Bankruptcy Code, and any such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) Days; or
(i)    Contractor or North American Coal shall take corporate action for the purpose or with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in paragraphs (c), (d) or (e) of this Section 15.1.1; or
(j)    Contractor shall fail to timely deliver, maintain or renew in accordance with the requirements of Section 21.5 the Contractor Letter of Credit and such failure continues unremedied for five (5) Business Days after notice thereof by Owner to Contractor; provided, however, that the events of North American Coal set forth above shall only result in a Contractor Default hereunder if the North American Coal Guaranty is in effect at the time such events occur.
15.1.2    Notwithstanding anything herein to the contrary, if Owner claims that a Contractor Default of the nature described in Section 15.1.1 has occurred and is continuing, Contractor may, within thirty (30) Days after its receipt of notice from Owner of such Contractor Default give Owner notice that Contractor disputes that such Contractor Default has occurred and is continuing and that Contractor is submitting the matter to arbitration in accordance with the provisions of Section 17. If arbitration is so sought, Contractor shall not be deemed in default until the matter has been determined finally by arbitration under the provisions of Section 17.
15.2    Remedy of Owner Upon Contractor Default
15.2.1    Except as otherwise provided in this Agreement, upon the occurrence of any Contractor Default, and subject to the notice and cure provisions of Section 15.1.1 and to Section 15.1.2, Owner, in its discretion may terminate this Agreement and immediately take over operation of the Mine, either itself or through agents or contractors, in which event no further sums will be payable to Contractor other than sums due or earned prior to the effective date of Owner’s exercise of its right to terminate this Agreement. If Owner so elects to terminate this Agreement, Owner shall have the right to pursue an action to recover Owner’s actual damages directly related to the Contractor Default or such termination.
15.3    Limitations on Owner’s Rights Under Section 15
15.3.1    Notwithstanding anything to the contrary contained in Section 15, Owner shall not have the right to exercise its rights under Section 15.2 if a Contractor Default of the nature described in Section 15.1.1 has occurred and is continuing as a result of:
(a)    a breach of obligations for which Contractor has been released from liability pursuant to Section 3.2.2, Section 3.2.3, Section 4.1.2(b), Section 4.2.3(c), Section 4.3(d) or Section 14.5(d)(ii), as applicable; or
(b)    a reasonable difference between Contractor and governmental authorities as to the interpretation of Applicable Laws, impossibility of compliance therewith, in each case that is subject to a Contest, or Owner’s written consent to non-compliance therewith; or
(c)    any failure by Owner to carry out its obligations under this Agreement.
15.4    Owner Default
15.4.1    For the purposes of this Agreement, any one of the following events is an “Owner Default”:
(a)    Owner fails to pay Contractor any amount due under this Agreement that is not the subject of a bona fide dispute, and such failure continues unremedied for thirty (30) Days after notice thereof by Contractor to Owner;
(b)    Owner, without Contractor’s consent, fails to perform any of its other obligations hereunder, and such failure continues unremedied for thirty (30) Days after notice thereof by Contractor to Owner; provided that if such failure cannot reasonably be cured within such thirty (30) Day period and Owner commences and diligently pursues a cure within such thirty (30) Day period, Owner shall have an additional thirty (30) Days (or any longer period consented to by Contractor based on evidence from Owner that such longer period is necessary, such consent not to be unreasonably withheld) to effect such cure.
(c)    Owner or RREP shall commence a voluntary case under any chapter of the United States Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against Owner or RREP under said Code;
(d)    Owner or RREP shall institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law other than the United States Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against Owner or RREP;

(e)    Owner or RREP shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts generally as they come due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims;
(f)    A court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of Owner or RREP or of any part of the property of any such person or for the winding-up or liquidation of the affairs of any such person, and such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) Days, or (ii) for the sequestration or attachment of any property of Owner or RREP without its unconditional return to the possession of any such person, or its unconditional release from such sequestration or attachment, within thirty (30) Days thereafter;
(g)    A court having jurisdiction in the premises shall enter an order for relief in an involuntary case commenced against Owner or RREP under the United States Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than thirty (30) Days;
(h)    A court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against Owner or RREP a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law other than the United States Bankruptcy Code, and any such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) Days;
(i)    Owner or RREP shall take corporate action for the purpose or with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in paragraphs (c), (d) or (e) of this Section 15.4.1; or
(j)    Owner shall fail to timely deliver, maintain or renew in accordance with the requirements of Section 21.4 the Owner Letter of Credit and such failure continues unremedied for ten (1O) Business Days after notice thereof by Contractor to Owner.
15.4.2    Notwithstanding anything herein to the contrary, if Contractor claims that an Owner Default of the nature described in Section l 5.4.l has occurred and is continuing, Owner may, within thirty (30) Days after its receipt of notice from Contractor of such Owner Default, give Contractor notice that Owner disputes that such Owner Default has occurred and is continuing and that Owner is submitting the matter to arbitration in accordance with the provisions of Section 17. If arbitration is so sought, Owner shall not be deemed in default until the matter has been determined finally by arbitration under the provisions of Section 17.
15.5    Remedy of Contractor Upon Owner Default
15.5.1    Upon the occurrence of any Owner Default, and subject to the notice and cure requirements of Section 15.4.1 and to Section 15.4.2, Contractor, in its discretion, shall have the right to terminate this Agreement, in which event this Agreement shall terminate on the date specified in a written termination notice from Contractor to Owner. If Contractor so elects to terminate this Agreement, Contractor shall have the right to pursue an action to recover Contractor’s actual damages directly related to the Owner’s Default. Notwithstanding anything to the contrary herein, upon the failure of Owner to make any payment when due or provide Working Capital when required in accordance with Section 7.2(a)(vi) and Section 11.l(a), Contractor, after five Business Days’ prior written notice to Owner, shall have the right to immediately suspend deliveries of lignite to Owner and the performance of Contractor’s other obligations under this Agreement until Owner remedies such default, unless Owner has cured such default prior to the expiration of such five Business Days.
15.5.2    In the event of any Owner Default identified in Section 15.4.l(a) or Section 15.4.l(b), if Contractor terminates this Agreement, Owner shall pay to Contractor, promptly after Contractor’s demand and in immediately available funds, an amount equal to all of Contractor’s commercially reasonable, documented costs and expenses related to the Mine and this Agreement which have not already been paid by Owner hereunder, including, without limitation, all demobilization-related and severance-related costs and expenses.
15.6    Limitations on Contractor’s Rights Under Section 15
Notwithstanding anything to the contrary contained in Section 15, Contractor shall not have the right to exercise its rights under Section 15.5 if an Owner Default of the nature described in Section 15.4.1 has occurred and is continuing as a result of any failure by Contractor to carry out its obligations under this Agreement.
Section 16.    Effect of Waiver
Waiver by either Party of any breach by the other of any of the terms and provisions hereof or failure to exercise any option or right hereunder shall not be deemed to be a waiver of such breach, option or right on any other occasion of the same, nor a waiver of breach of any other term or condition nor a waiver of any other right to exercise any option or right.
Section 17.    Arbitration
17.1    Except as otherwise provided in this Agreement, any dispute between the Parties arising out of this Agreement (including failure to agree on matters slated to be determined by mutual agreement) for which the ultimate resolution is not expressly provided by this Agreement or for which arbitration is not expressly excluded shall be resolved by arbitration. The Parties shall first make a diligent good faith attempt to resolve the dispute by mutual agreement. If unsuccessful, the request for arbitration shall be in writing setting forth in detail one claim to be arbitrated as a single issue, and the amount involved, if any, and shall specify the position of the Party giving the notice, the reasons therefor and the remedy sought and shall name one qualified person to act as an arbitrator. Such arbitration notice shall be delivered to the other Party within one hundred eighty (180) Days of the date of the first knowledge of the claiming Party of the occurrence or conditions giving rise to the dispute. Any failure to request arbitration within such one hundred eighty (180) Day period shall be deemed a waiver of the right to arbitrate the dispute.

17.2    Within thirty (30) Days after such notice is received, the Party receiving the notice shall by notice to the other Party specify its position, the reasons therefor and the remedy sought with respect to such issue and shall name one qualified person to act as an arbitrator. All persons appointed to act as arbitrator (including the third arbitrator selected as provided below) shall be disinterested persons qualified by experience to hear and determine the questions to be arbitrated, and if the nature of any such question shall so require, they shall be geologists or mining engineers experienced in the exploration for or mining of minerals under operating conditions similar to those which may be encountered hereunder.
17.3    The two (2) arbitrators so designated shall select a third arbitrator who shall be mutually acceptable to Owner and Contractor. If the two arbitrators cannot agree within fifteen (15) Days as to the designation of a third arbitrator, then said third arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association (“AAA Rules”). The arbitrators and Owner and Contractor shall hold hearings in Dallas, Texas on the matters to be arbitrated within sixty (60) Days after the appointment of the third arbitrator. The arbitrators shall make such examinations and investigations as they may deem necessary and shall render their decision in writing within thirty (30) Days following such hearings.
17.4    The decision of the arbitrators shall be limited to one claim per arbitration, which shall be treated as a single issue and, with respect to such single issue, shall be limited to selecting either the position and remedy stated by Owner in its notice or the position and remedy stated by Contractor in its notice as provided above. The arbitrators shall have no power to mediate or compromise any dispute but shall have only the limited authority herein provided to review the information presented by the Parties and to select the position and remedy proposed by one of the Parties.
17.5    The decision of the arbitrators shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction. The cost and expense for the arbitration shall be shared equally between the Parties, and Contractor’s share of such costs shall not be included in the Compensation under Section 7. Except as herein otherwise specified, the arbitration shall be conducted pursuant to the AAA Rules in effect at the time of such arbitration. Unless the Parties mutually agree otherwise, each arbitration procedure and hearing shall be limited in scope to one dispute.
17.6    Notwithstanding anything to the contrary contained in this Section 17, whenever it is provided in this Agreement that any act, event, decision, determination or other matter is or is not to be done, performed or made at the option, election, request or determination or in the opinion of Owner or is subject to the right of approval or disapproval by Owner, such determination, election, request, option, opinion, approval or disapproval by Owner shall not be subject to arbitration hereunder; provided, however, that (a) arbitration shall be available to the extent that this Agreement provides that consent or approval shall not be unreasonably withheld and the Party from which consent or approval is withheld asserts that such withholding was unreasonable, and (b) in no event should any such determination or approval or disapproval by Owner ever be construed or interpreted in a fashion that will require Contractor, in Contractor’s reasonable opinion, to violate any Applicable Laws or create the risk of injury to any person or physical or environmental damage to any property.

Notwithstanding anything herein to the contrary, if in Contractor’s opinion, the implementation of a dete1mination or approval or disapproval by Owner will require Contractor to violate any Applicable Laws or create the risk of injury to any person or physical or environmental damage to any property and Owner does not agree with Contractor’s opinion, such a disagreement will be resolved by arbitration pursuant to this Section 17. During the pendency of such an arbitration, Contractor will not be required to implement the disputed determination, approval or disapproval of Owner.
17.7    The existence of a dispute that has or may become the subject of an arbitration shall in no way excuse either Owner or Contractor from performing its obligations under this Agreement, and each of the Parties shall continue to perfom1 in accordance with the terms of this Agreement irrespective of the existence of any such dispute.
Section 18.    Termination of Relationship
18.1    Owner Right of Termination
18.1.1    Notwithstanding any other provision of this Agreement, at any time during the Production Period, Owner shall have the right to terminate this Agreement upon the occurrence of any of the following events by giving notice of termination (which notice shall specify that the termination therein provided for shall be effective not earlier than the thirtieth (30th) Day following the delivery to Contractor of such notice):
(a)    as of the end of any Year that ends at least two Years after the commencement of the Production Period, the Adjusted Cost of Production for such Year, on a per Ton basis, exceeds the average of the Adjusted Cost of Production, on a per Ton basis, for the two (2) Years (the “Base Years”) prior to the Year in question by more than * ; provided that the term “Adjusted Cost of Production” shall mean the Cost of Production adjusted to exclude the effects of (i) any tax or government-imposed fee, including any special energy generation related taxes and fees (e.g., carbon-based tax or cap-and-trade program fees or costs), Btu-based tax or severance tax that is greater than that imposed in the Base Years; (ii) increases in commodity prices in the most recent Year as compared to the Base Years; (iii) increases that relate to changes in geological conditions (e.g., overburden, coal), significant weather events or scheduled or unscheduled major maintenance, overhauls or repairs; and (iv) increases due to Force Majeure or changes in Applicable Law; provided, further, that the Adjusted Cost of Production shall include an adjustment to reflect the impact on the Compensation resulting from a change of more than * in the Tons delivered from the Base Years, as determined by mutual agreement of the Parties; or
(b)    there occurs at any time and for any reason (other than a voluntary shut-down or Derating of the Plant by RREP or Force Majeure) attributable solely to Contractor’s failure to perform in accordance with the terms of this Agreement a period of shut-down or Derating, of which Owner has notified Contractor, resulting from a lack of lignite for use as a feedstock in the Plant for a total period of twenty-four (24) hours per Month for three (3) consecutive Months; or
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(c)    there exists an event of Force Majeure the duration of which exceeds forty-five (45) consecutive Days and that results in the transportation by Owner or delivery by Contractor of less than seventy-five percent (75.0%) of the lignite required to be delivered to the Delivery Point during such period; or
(d)    the Cost of Production as calculated in accordance with Section 7 is such that the Compensation or other terms and conditions hereunder makes it no longer economically feasible to use lignite from the Mine as Feedstock for the Plant, as determined in the sole judgment of Owner, and Owner (i) permanently changes its feedstock from lignite to a feedstock other than lignite or (ii) permanently shuts down the Plant; or
(e)    there is a change in Applicable Law which permanently prohibits the mining or utilization of lignite; or
(f)    for convenience at any time.
Notwithstanding any other provision of this Agreement, as its exclusive remedy related to any deficiencies in quantities and/or qualities of lignite, Owner shall have the right to terminate this Agreement in accordance with Section 18.1.1(b) and to recover from Contractor actual damages incurred by Owner. Any such claim for actual damages shall be determined in accordance with Section 17 of this Agreement, and Owner shall not seek, and shall not be entitled to recover, consequential, incidental, punitive, or exemplary damages, or lost profits.
18.1.2    In the event that (a) Owner exercises its right of termination under Section 18.1.1(d), and within three (3) years thereafter changes its feedstock back to lignite or reopens the Plant and does not engage Contractor to provide the services contemplated by this Agreement on substantially the payment and other terms hereof, or (b) Owner exercises its right of termination under Section 18.1.1 (f), and thereafter lignite is mined from the Five Forks Area of Interest by or for Owner or any of its Affiliates, Owner shall pay Contractor a production payment equal to * per Ton, expressed in January 2009 dollars, with respect to all lignite so mined through the first to occur of (i) December 31, 2030 and (ii) the fifteen (15) Year al1lliversary of such termination of this Agreement. This production payment will be escalated in the same mal1ller as the Management Fee, as provided in Section 7.2(c)(iii) during the term of this Agreement and, if it becomes payable, during its payment term. In addition, if Owner terminates pursuant to Section 18.1.1(f), Owner shall pay to Contractor, promptly after Contractor’s demand and in immediately available funds, an amount equal to all of Contractor’s commercially reasonable, documented costs and expenses related to the Mine and this Agreement which have not already been paid by Owner hereunder, including, without limitation, all demobilization-related and severance-related costs and expenses.
18.1.3    Notwithstanding anything in this Section 18.1 to the contrary, Owner shall not have the right to terminate this Agreement due to an event of the nature described m Section 18.1.l(a) or Section 18.1.1(b) if said event shall have occurred and been continuing:
(a)    as a result of any failure by Owner to carry out its obligations under this Agreement; or
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(b)    as a result of any failure by Owner to pay to Contractor any sum claimed by Contractor to be due from Owner pursuant to this Agreement; provided, however, that if liability for such sum is in dispute, such failure by Owner shall be deemed not to have occurred if Owner, without prejudice to its position in such dispute, pays all or such portion of the full sum claimed by Contractor in good faith to be due as may be sufficient to enable Contractor to prevent the occurrence of an event of the nature described in Section 18.1.l (a) or Section 18.1.1(b).
18.1.4    Owner shall not have the right to terminate this Agreement by reason of the occurrence of an event described in Section 18.1.1 if such occurrence is solely the result of a reasonable difference that Contractor has with governmental authorities as to the interpretation of Applicable Laws or impossibility of compliance therewith, in each case subject to a Contest, or Owner’s consent to non-performance thereof.
18.2    Continuous Mining
Contractor and Owner recognize that the primary purpose of this Agreement is to provide a continuous supply of lignite for the Plant. ln the event of any dispute relating to a termination or a potential termination (for which Owner has sent notice to Contractor) of this Agreement, at the option of Owner, Contractor shall either (i) cease its activity and permit Owner or Owner’s agent or contractor to operate the Mine, or (ii) continue to operate the Mine in accordance with the other terms and conditions of this Agreement, which shall govern the operation of the Mine and the relationship of the Parties until such dispute is resolved, and the Parties shall resolve any remaining issues or sums due in accordance with Section 17. In the event of a termination of this Agreement, Contractor shall cease its activity and withdraw from the Mine site. Owner shall have the right to compel compliance with this Section 18.2 by temporary restraining order or preliminary injunction, without bond, in any court of competent jurisdiction.
18.3    Survival
All provisions of this Agreement that by their nature extend beyond the termination of this Agreement shall survive the termination of this Agreement and shall remain in effect until all obligations are satisfied. Such provisions include, without limitation, Section 7.2(a) (Cost of Production), Section 9 (Post-Mining Obligations), Section 10 (Records and Audit), Section 14 (Conduct of Operations), Section 16 (Effect of Waiver), Section 17 (Arbitration), Section 19 (Assignment), Section 20 (Notices), and Sections 25.5 and 25.6 (Indemnification).
Section 19.    Assignment
This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, this Agreement may not be assigned by either Contractor or Owner without the written consent of the other, which consent shall not be unreasonably withheld, except that either Party may assign its interest in this Agreement without the consent of the other Party in the event of a pledge, assignment or other security arrangement to secure indebtedness incurred for the purpose of or in connection with the performance under this Agreement. For purposes of the foregoing sentence, a merger, consolidation or sale of stock (or equivalent equity interests or membership interests) resulting in a change of control of a Party

(exempting any direct or indirect transfer of the equity of Owner among Affiliates of Energy Capital Partners L.P. and ADA-ES, Inc.) or the owner of fifty percent (50.0%) or more of the equity of a Party, or the sale of substai1tially all of the assets of a Party, shall constitute an assignment of this Agreement by such Party.
Section 20.    Notices
20.1    Owner and Contractor each hereby appoints the authorized representative (“Authorized Representative”) set forth in this Section 20 to receive and give notice on behalf of Owner and Contractor.
20.2    Any notice, required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when actually delivered to the Authorized Representative of Owner or Contractor (as hereinafter provided). All notices shall be delivered pursuant to the following information:
20.2.1    Contractor’s Authorized Representative:
Demery Resources Company, L.L.C.
14785 Preston Road, Suite 1100
Dallas, TX 75254-7891
Attention:     Manager
Facsimile:    972-387-1031
with a copy to:
The North American Coal Corporation
14785 Preston Road, Suite 1100
Dallas, Texas 75254-7891
Attention:     Vice President - Law and Administration, and Secretary
Phone:     972-448-5460
Facsimile:     972-387-1031
Owner’s Authorized Representative:
Five Forks Mining, LLC
8100 SouthPark Way, Unit B
Littleton, Colorado 80120-4525
Attention:     Mr. Tony Smith
Phone:     (303) 962-1939
Facsimile:     (303) 734-0330
Email:    tonys@adaes.com
with a copy to:
ADA-ES, Inc.
8100 SouthPark Way, Unit B

Littleton, Colorado, 80120-4525
Attention:     Ms. C. Jean Bustard, Chief Operating Officer
Phone:    (303) 339-8843
Facsimile:     (303) 734-0330
Email:    jeanb@adaes.com
20.3    For purposes of this Section 20, notice shall be deemed to be “actually delivered” (a) when delivered personally to the Authorized Representative, (b) when sent to the Authorized Representative by telecopy (receipt electronically confirmed by sender’s telecopy machine) or by electronic mail if during normal business hours of the Authorized Representative, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the Authorized Representative by reputable express courier service (charges prepaid), or (d) seven (7) Business Days after the date when mailed to the Authorized Representative by certified or registered mail, return receipt requested and postage prepaid. Such notices shall be sent to the address provided for the Authorized Representative pursuant to Section 20.2 or to such other address as any Party hereto may, from time to time, designate in a notice delivered pursuant to the terms of this Section 20.
20.4    Each Party shall have the right to change its Authorized Representative by giving ten (10) Days advance notice to the other Party.
Section 21.    Representations and Warranties of Contractor and Owner; Owner Covenant; Credit Support
21.1    Contractor represents and warrants to Owner that (i) Contractor is a limited liability company and a direct wholly-owned subsidiary of North American Coal and is duly organized, validly existing and in good standing under the laws of the state of Nevada and is qualified to do business in the state of Louisiana, (ii) the execution and delivery of this Agreement by Contractor and the performance of its obligations hereunder have been duly authorized by the member(s) of Contractor, (iii) neither the execution and delivery of this Agreement nor the performance of its obligations hereunder by Contractor shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the Articles of Formation or the limited liability company agreement of Contractor or any Applicable Laws, or conflict with, violate or result in a breach of or constitute a default under any material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which Contractor is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority or regulatory body or any creditor of Contractor or any other person or entity, (iv) this Agreement constitutes a valid and binding obligation of Contractor and is enforceable against Contractor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (v) there is no action, proceeding or investigation pending, or, to the best knowledge of Contractor, threatened against it.
21.2    Owner represents and warrants to Contractor that (i) Owner is a limited liability company and a direct wholly-owned subsidiary of Owner Parent and is duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business in the state of Louisiana, (ii) the execution and delivery of this Agreement by Owner and the performance of its obligations hereunder have been duly authorized by all requisite action, (iii) neither the execution and delivery of this Agreement nor the performance of its obligations hereunder by Owner shall, or after the lapse of time or giving of notice shall, conflict with, violate or result in a breach of, or constitute a default under the Articles of Organization or the limited liability company agreement of Owner or any Applicable Laws or conflict with, violate or result in the breach of or constitute a default under any material agreement to which it is a party or by which it or any of its properties is bound, or any judgment, order, award or decree to which Owner is a party or by which it is bound, or require any approval, consent, authorization or other action by any court, governmental authority or regulatory body or any creditor of Owner or any other person or entity, (iv) this Agreement constitutes a valid and binding obligation of Owner and is enforceable against Owner in accordance with its terms, except as such enforceability may be limited by ( I) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (v) there is no action, proceeding or investigation pending, or, to the best knowledge of Owner, threatened against it that could reasonably be expected to have a material adverse effect on Owner’s ability to perform its obligations hereunder.
21.3    Owner hereby covenants to deliver to Contractor an amended Exhibit A on or before February 1 of each Year during the term hereof. The amended Exhibit A will be in the form of Exhibit A as of the Effective Date and will describe all property within the Five Forks Area of interest which Owner owns or controls as of December 31 of the preceding Year.
21.4    On the Effective Date, Owner shall provide the RREP Guaranty. At any time after December 31, 2010 that RREP is not rated at least BB by a Rating Agency, Owner shall notify Contractor and deliver the Owner Letter of Credit, issued by a financial institution rated at least A-/A3 by a Rating Agency, with a face amount equal to the lesser of * or * of the annual Operating Budget for the then current Year. At least annually beginning in 2011, Owner shall deliver to Contractor RREP’s credit rating, issued by a Rating Agency; provided, however, that at any time Owner may provide the Owner Letter of Cred it instead of providing RREP’s credit rating. Owner shall cause the Owner Letter of Credit to be renewed, extended or replaced until the date on which Owner has assumed all Working Capital obligations. Contractor shall have the right to draw on the Owner Letter of Credit in accordance with the terms thereof (a) in the event any payment, damages or other liability of Owner to Contractor is due hereunder and remains unpaid after any applicable grace period therefor, such draw to be in the amount of such payment, damages or other liability, or (b) in the event Owner fails to renew, extend or replace the Owner Letter of Cred it, if required hereunder, at least ten (!0) Business Days prior to the expiration thereof; such draw to be in the total face amount of the Owner Letter of Credit. The proceeds of any drawing made in accordance with clause (b) of the immediately preceding sentence shall be held by Contractor in escrow for application to any payment, damages or other liability of Owner to Contractor that is due hereunder and remains unpaid after any applicable grace period therefor, and such proceeds, net of any amounts applied to such payment, damages or other liability of Owner to Contractor shall be returned to Owner on the date on which Owner has assumed all Working Capital obligations. The Owner Letter of Credit, and any extension, renewal or
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

replacement thereof, shall expire on the date on which Owner has assumed all Working Capital obligations. If no notice of a Contractor claim under the Owner Letter of Credit has been delivered and no drawing has been made on the Owner Letter of Credit prior to the date on which Owner has assumed all Working Capital obligations, Contractor shall take all action reasonably requested by RREP or Owner to release the Owner Letter of Credit.
21.5    On the Effective Date, Contractor shall provide the North American Coal Guaranty. At any time after December 31, 2010 that North American Coal is not rated at least BB by a Rating Agency, Contractor shall notify Owner and deliver the Contractor Letter of Credit, issued by a financial institution rated at least A-/A3 by a Rating Agency, with a face amount equal to the lesser of * or * of the annual Operating Budget for the then current Year. At least annually beginning in 2011, Contractor shall deliver to Owner North American Coal’s credit rating, issued by a Rating Agency. Contractor shall cause the Contractor Letter of Credit to be renewed, extended or replaced until the Working Capital Assumption Date. Owner shall have the right to draw on the Contractor Letter of Credit in accordance with the terms thereof (a) in the event any payment, damages or other liability of Contractor to Owner is due hereunder and remains unpaid after any applicable grace period therefor, in the amount of such payment, damages or other liability, or (b) in the event Contractor fails to renew, extend or replace the Contractor Letter of Credit, if required hereunder, at least ten (10) Business Days prior to the expiration thereof. The proceeds of any drawing made in accordance with clause (b) of the immediately preceding sentence shall be held by Owner in escrow for application to any payment, damages or other liability of Contractor to Owner that is due hereunder and remains unpaid after any applicable grace period therefor, and such proceeds, net of any amounts applied to such payment, damages or other liability of Contractor to Owner, shall be returned to Contractor on the Working Capital Assumption Date. The Contractor Letter of Credit, and any extension, renewal or replacement thereof, shall expire on the Working Capital Assumption Date. If no notice of an Owner claim under the Contractor Letter of Credit has been delivered and no drawing has been made on the Contractor Letter of Credit prior to the Working Capital Assumption Date, Owner shall take all action reasonably requested by Contractor to release the Contractor Letter of Credit.
Section 22.    Proprietary and Confidential Data; Publications and Photographs
22.1    Proprietary and Confidential Data
22.1.1    Each Party has and may furnish the other Party with data or other information which is proprietary and/or confidential. The receiving Party shall not have the right to publish or otherwise disclose any such information to third parties for any reason without written approval of the disclosing Party. If a dispute arises between the Parties with respect to any work, either Party may disclose the other’s proprietary and/or confidential data on a confidential basis to any expert provided that such expert signs a statement agreeing not to further disclose such proprietary and/or confidential data.
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

22.1.2    Proprietary and confidential information shall not include, however, information of either Party that (i) is already in the public domain through no act of the Party that received such information from the disclosing Party, as demonstrated by written or other tangible evidence, (ii) becomes generally available to the public other than as a result of a disclosure by the receiving Party or its Authorized Representative(s) or (iii) becomes available to the receiving Party on a non-confidential basis from a person other than the disclosing Party (or its Authorized Representative(s)) who is not otherwise bound by a confidentiality agreement with the disclosing Party and who has an independent right to such information.
22.1.3    Notwithstanding anything in this Section 22.1 to the contrary, either Party shall have the right to disclose such proprietary and/or confidential data to any governmental authorities when required by same but shall exert reasonable effort to secure confidential treatment of such data to be so disclosed.
22.1.4    All Mining Plans and Operating Budgets, and all amendments thereto, shall be and remain the property of Owner.
22.2    Public Disclosures
Neither Party shall publish or release any photographs, make any announcement or release any information relating to the other Party or any of its Affiliates, this Agreement or any discussions between the Parties to any member of the public or press unless prior written consent is obtained from the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may disclose this Agreement and its related documents (a) to its employees, directors, shareholders, members, Affiliates, accountants, attorneys, auditors, insurers, potential investors and potential lenders, and/or (b) to any governmental authority having jurisdiction over such Party to the extent necessary for such Party to comply with its obligations to the governmental authority in which event such Party shall notify the other Party as far in advance as reasonably possible of the anticipated disclosure to such governmental authority; provided, further, however, that a Party that has, or has an Affiliate that has, securities that are publicly traded may issue a press release or make a public disclosure without the consent of the other Party to the extent that the release or disclosure is required by applicable securities laws; and provided, further, however, that neither Owner nor Owner Parent is prohibited by this Section 22.2 from disclosing or discussing information about the Plant or the Mine. If a Party determines that it is required by applicable securities laws to issue any such press release or make any such disclosure, it shall provide notice to the other Party reasonably in advance of the release or disclosure.
22.3    Damages for Disclosure
Any breach of the covenants made in Section 22 shall subject the breaching Party to payment for damages.

Section 23.    Waivers, Remedies and Amendments
23.1    Exclusive Remedies: Limitations of Damages
The remedies provided for in this Agreement are the exclusive remedies of the Parties for violation of the terms and conditions of this Agreement and all Ancillary Documents. No Party shall seek, and each Party hereby waives the right to seek, and agrees to prevent its Affiliates from seeking, any other remedies, whether available at law, in equity or otherwise, except where expressly provided for by the terms of this Agreement. Each Party hereby agrees that only the actual damages suffered by a Party shall be sought and may be recovered, and that none of the following types of damages shall be sought or recovered: consequential, indirect, exemplary and punitive damages, lost profits and all similar types of damages and remedies.
23 .2 Amendments
Any modification or amendment of the terms and provisions of this Agreement shall be valid and effective only if and when made in writing and duly executed by the Parties.
Section 24.    Governing Law
This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of Texas without regard to its conflicts of laws principles. Any issue expressly identified in this Agreement as not being subject to arbitration shall be adjudicated in the state and federal courts with jurisdiction located in Dallas, Texas or, if such courts do not have jurisdiction, shall be adjudicated in the state and federal courts with jurisdiction in the state of Louisiana.
Section 25.    Relationship of the Parties
25.1    Owner and Contractor agree that in performing its obligations hereunder Contractor shall be an independent contractor, and not the agent, servant or employee of Owner. Nothing contained in this Agreement shall be construed to constitute or create a joint venture, trust, mining partnership, commercial partnership, fiduciary relationship or other relationship between Owner and Contractor whereby either Party would be liable for the acts and deeds of the other Party, except as specifically set forth herein.
25.2    Contractor shall be responsible for all acts and omissions of subcontractors, its and their suppliers and of personnel employed in the performance of Contractor’s obligations under this Agreement and shall be specifically responsible for sufficient and competent supervision and inspection to assure compliance in every respect with the requirements of this Agreement.
25.3    There shall be no contractual relationship between any subcontractor or supplier and Owner arising out of or by virtue of this Agreement.
25.4    No provision of this Agreement is intended to be, or is to be construed to be, for the benefit of any third party.

25.5    (a) Contractor shall indemnify, hold harmless and defend Owner, its successors and assigns and Affiliates of Owner, from and against any demand, claim, action or cause of action, liability, damage and loss including, without limitation, interest, penalties and attorney’s fees and expenses, asserted against, relating to, imposed upon or incurred by Owner or its Affiliates by reason of or resulting from claims by any third party for (i) bodily injury (including death), (ii) property damage (including, but not limited to, loss of use thereof), or (iii) damage to the environment, in each case, caused by or resulting from Contractor’s breach of this Agreement, the willful misconduct of Contractor or any of its subcontractors, or the failure of Contractor or any of its subcontractors to perform in a manner consistent with commercially reasonable surface lignite mining practices. For purposes of clause (i) of the preceding sentence, “third party” shall include employees of Owner and Owner’s Affiliates.
(b) Owner agrees, however, that Contractor shall not be obligated to so indemnify, hold harmless or defend Owner or its respective successors and assigns to the extent of (1) any loss or liability with respect to which Contractor is not covered by insurance, unless the absence of insurance results from the failure of Contractor to provide the insurance that Owner required Contractor to provide and that Owner paid for in accordance with the terms of this Agreement, or (2) any loss or liability in excess of the amount which is covered by insurance, including the amount of any deductible, unless such deductible is higher or the insurance limits are lower than the deductible or limits that Owner required Contractor to maintain in accordance with this Agreement.
(c) Contractor agrees that the limitation of Section 25.5(b) shall not apply to any breach of this Agreement by Contractor.
(d) Any disputes arising under this Section 25.5 shall not be subject to the arbitration provisions of this Agreement.
25.6    (a) Owner shall indemnify, hold harmless and defend Contractor, its successors and assigns and Affiliates of Contractor, from and against any demand, claim, action or cause of action, liability, damage and loss including, without limitation, interest, penalties and attorney’s fees and expenses, asserted against, relating to, imposed upon or incurred by Contractor or its Affiliates by reason of or resulting from claims by any third party for (i) bodily injury (including death), (ii) property damage (including, but not limited to, loss of use thereof), or (iii) damage to the environment, in each case, caused by or resulting from Owner’s exercise of its approval rights under Section 3.2.2, 3.2.3, 4.1.2(b), 4.2.3(c) or 4.3(d), Owner’s breach of this Agreement, or the willful misconduct of Owner or its subcontractors. As used in the preceding sentence, “third party” shall include employees of Contractor and Contractor’s Affiliates.
(b) Any disputes arising under this Section 25.6 shall not be subject to the arbitration provisions of this Agreement.
25.7    Notwithstanding anything in this Agreement, to the contrary, the Parties agree that the indemnity provisions set forth in Sections 25.5 and 25.6 are not intended to, nor shall they be construed to operate as, a limitation of any insurance coverages acquired by either Owner or by Contractor which cover and affect the operation of the Mine by Contractor.

Section 26.    Limitations of Contractor’s Functions
During the term of this Agreement, Contractor shall have the right to cooperate with and permit its personnel to perform any work or services for Affiliates of Contractor, provided such activities do not interfere with Contractor’s ability to perform its obligations hereunder. If any personnel of Contractor are utilized to perform any work or services for Affiliates of Contractor. Owner shall receive a credit to the Cost of Production equal to the actual costs of the personnel of Contractor so utilized, which include the actual costs of wages and the costs of all related payroll taxes, benefits and fringes, including welfare plans, group insurance, vacations and other comparable benefits. Subject to the two immediately preceding sentences, until this Agreement expires or is terminated, and Contractor has fully completed all of its obligations under this Agreement, Contractor shall not perform any work or services, enter into any employment contracts or any agreements with third-parties, undertake any obligations or liabilities or expend any funds or engage in any activities except those which are directly related to the performance of Contractor’s obligations under this Agreement.
Section 27.    Miscellaneous
27.1    Headings Not to Affect Construction: Gender
The headings to the respective sections and paragraphs of this Agreement are inserted for convenience of reference, and are neither to be taken to be any part of the provisions hereof nor to control or affect the meaning, construction or effect of the same. As used herein, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular, wherever appropriate.
27.2    Entire Agreement
This Agreement and the Ancillary Documents contain the entire agreement between the Parties hereto in respect of the subject matter hereof, and supersede all prior understandings or agreements between said Parties with respect to the subject matter hereof.
27.3    Severability
The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof unless it substantially and adversely affects the value of this Agreement to one of the Parties; and in the absence of any such substantial and adverse effect, this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
27.4    Expenses
Except as otherwise expressly provided in this Agreement, each Party shall pay its own expenses in connection with the authorization, preparation, execution, and delivery of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

27.5    Attorney’s Fees
Should Contractor or Owner employ an attorney or attorneys to institute an arbitration proceeding pursuant to Section 17 or a legal proceeding against the other Party for the purpose of enforcing any of the provisions hereof or protecting its interest in any manner arising under this Agreement, the non-prevailing Party in any such proceeding (the finality of which is not legally contested) shall pay to the prevailing Party all reasonable costs, damages and expenses, including reasonable attorney’s fees, expended or incurred by such prevailing Party in connection with such proceeding; provided that the total amount so paid to the prevailing Party in any such proceeding shall not exceed $250,000. In the event Owner in any such proceeding is the prevailing Party and any of such costs, damages and expenses of Owner expended or incurred in connection with any such proceeding is required to be paid by Contractor to Owner, then in such event those costs of Owner, together with the costs, damages and expenses of Contractor, including attorney’s fees, expended or incurred by Contractor in connection with such proceeding, shall not be included as a Cost of Production and shall be borne or paid solely by Contractor.
27.6    Preparation
This Agreement has been negotiated at arms’ length, and each Party was represented by independent legal counsel in this transaction. Accordingly, each Party waives any benefit under any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party drafting it.
27.7    Exhibits
The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by this reference and constitute a part of this Agreement.
Section 28.     Non-Competition
During the term of this Agreement and until the second anniversary of the termination of this Agreement in accordance with the terms of this Agreement for any reason, neither Contractor, North American Coal, nor any Affiliate of either Contractor or North American Coal will, without the prior written consent of Owner, (a) directly or indirectly acquire, by ownership, lease or otherwise, any coal or lignite leases or other interests that include coal or lignite rights in the Five Forks Area of Interest or (b) negotiate with any third parties with respect to the mining and/or sale of coal or lignite from the Five Forks Area of Interest. Contractor agrees that money damages would not be a sufficient remedy for any breach of this Section 28 and, upon early breach of this Section 28, Owner shall be eligible to claim entitlement to equitable relief, including, without limitation, injunctive relief, together with actual money damages.
Section 29.    Right of Extension of Production Period
29.1    The Production Period may be extended at Owner’s option, with Contractor’s consent, which shall not be unreasonably withheld, for successive periods of at least five (5) years each for as long as Owner controls sufficient recoverable lignite reserves in the Five Forks Area of

Interest to supply Owner’s lignite nominations during such extensions. This option to extend may be exercised as follows:
29.1.1    Owner shall notify Contractor of its desire to extend the Production Period at least thirty-six (36) Months prior to the then anticipated termination date (that being the end of the initial twenty (20) year period plus any previously exercised extension options). Such notification shall specify the length of the proposed extension period and the anticipated Monthly tonnage to be delivered over the extension period.
29.1.2    Contractor shall notify Owner in writing whether Contractor consents to the proposed extension of the Production Period. Reasonable reasons for Contractor to withhold consent to extension shall include, without limitation, during the most recent three (3) Years, (a) the failure of the Parties to work together in a commercially reasonable and effective manner and (b) Contractor’s failure to achieve a level of profitability under the Agreement that is equal to or better than North American Coal’s target level of profitability during such period.
29.1.3    If Owner controls, or reasonably expects to be able to acquire rights to sufficient reserves to satisfy Owner’s requirements for such extension period, and Contractor consents to the extension of the Production Period, Contractor, within one hundred eighty (180) Days of the original notification by Owner, shall provide Owner with a mining plan for mining the reserves during the extension period. The information included in the plan shall be substantially the same as the information requirements for a Life-of-Mine Plan specified in Section 4.2.1(a).
29.1.4    Owner, within thirty (30) Days of receipt of the mining plan from Contractor, may rescind its exercise of the option to extend. If Owner does not rescind the option within that period, Owner will be deemed to have exercised the option, and the Production Period shall be extended.
29.2    If (a) the Production Period has not terminated in accordance with its terms and is not extended as provided in Section 29.1 above, and (b) neither Owner nor Contractor has given notice to the other Party of its intention to terminate the Production Period as of the then scheduled date for termination at least thirty-six (36) Months prior to such date, then the Production Period will be extended automatically for successive one-year periods if Owner controls sufficient recoverable lignite reserves in the Five Forks Area of Interest to supply Owner’s lignite nominations. Either party may prevent such automatic extension by giving notice of its intention to terminate the Production Period as of the then scheduled date for termination, such notice to be given at least thirty-six (36) Months prior to such date.
[Signatures on following page; remainder of page intentionally blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

DEMERY RESOURCES COMPANY, L.L.C.

By:	/s/ Robert L. Benson
Robert L. Benson
Manager

Attest:	/s/ Thomas A. Koza
Thomas A. Koza
Manager

FIVE FORKS MINING, LLC

By:	ADA CARBON SOLUTIONS, LLC
its Sole Member

By:	/s/ C. Jean Bustard
C. Jean Bustard
Manager

Attest:	/s/ Tyler G. Reeder
Tyler G. Reeder
Manager

Exhibit A
to
Lignite Mining Agreement
dated June 29, 2009.
Schedule of the Five Forks Reserves Properties

NAME	FILED DATE	REGISTRY NUMBER	BOOK/PAGE

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1

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*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

4

Exhibit B
to
Lignite Mining Agreement
dated June 29, 2009.

Map Depicting the Five Forks Area of Interest

The area containing numbered sections and outlined in black in the map on the next page is the Five Forks Area of Interest. The Five Forks Area of Interest is located near Creston, Natchitoches Parish, Louisiana.

B-1
11

B-2

EExhibit C
to
Lignite Mining Agreement
dated June 29, 2009.

Example of Adjustment of the G&A Amount,
the Management Fee and the Third Party Sales Fee

The G&A Amount, the Management fee and the Third Party Sales Fee shall each be adjusted on April 1, 2010 and on each April 1 thereafter in the same percentage by which (x) the first published final annual value of the CPI-U Index for the calendar year immediately preceding such April 1 under consideration is greater or less than (y) the first published final annual value of the CPI-U Index for 2008.
The formula for adjustment of the G&A Amount, the Management Fee and the Third Party Sales Fee is as follows:

AA =	x	times	the unadjusted G&A Amount, Management Fee or Third Party Sales fee
y

Where:

AA = Adjusted Fee

x = Annual value of CPI-U Index for the calendar year preceding the April l adjustment date under consideration

y = Annual value of CPI-U Index for 2008 (which is 215.303 on the base 1982-1984 = 100)

Example calculation of Management Fee ( * Tons) to be made on April 1, 2010:
Note:     The CPI-U Index figures used in this Exhibit C are examples only and are not intended to relate to actual circumstances or to be used in actual calculations.

Annual 2008			CPI-U Index
			215.303

Annual 2009			221.760

AA =	221.760	times	$ *
	215.303

AA =	$ *	per year, to be used as the billing basis for April 1, 2010 to March 31, 2011 with such adjustment to be included in the first invoice following April 1, 2010.
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Exhibit D
to
Lignite Mining Agreement
dated June 29, 2009.

Form of North American Coal Guaranty

GUARANTY

1.    Guaranty by the North American Coal Corporation. FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, The North American Coal Corporation, a Delaware corporation (“Guarantor”), does hereby unconditionally and absolutely guarantee, as a primary obligor and not merely as a surety, to Five Forks Mining, LLC, a Delaware limited liability company (“Owner”), and each of its successors and assigns (Owner and its successors and assigns collectively referred to as “Principals”), the full and prompt payment and performance by Demery Resources Company, L.L.C., a Nevada limited liability company (“Contractor”), of each and every covenant, agreement and obligation of Contractor (the “Obligations”) set out in the Lignite Mining Agreement, dated as of June 29, 2009 (the “Mining Agreement”), by and between Contractor and Owner. This is a present and continuing guaranty of payment and performance of the Obligations and not of collection.
2.    Amendment of the Mining Agreement. Guarantor acknowledges and agrees that the Mining Agreement may be amended and modified from time to time and that the performance of Contractor thereunder may be modified or waived from time to time and that no such amendment, modification or waiver shall serve to limit, reduce or waive Guarantor’s obligation hereunder as a primary obligor under the Mining Agreement as so amended or modified.
3.    Certain Waivers. Guarantor waives presentment, demand, notice of dishonor, protest, notice of protest, nonpayment or default to Contractor or Guarantor, and all other notices to which Guarantor may otherwise be entitled, other than notices to which Contractor is entitled pursuant to the Mining Agreement. Guarantor hereby waives all surety defenses, except indefeasible payment and performance in full.
4.    Direct Guaranty; Partial Performance. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Contractor or any other person or entity. Guarantor irrevocably waives any and all rights to require that an action be brought against Contractor or any other person or entity prior to action against Guarantor hereunder. If the Obligations are partially performed through the election of Principals to pursue any of the remedies mentioned herein or if any Obligation is otherwise partially performed, Guarantor shall remain unconditionally and absolutely liable for the entire cost of Principals’ partial performance of the Obligations and the entire unperformed amount of any such Obligations.
5.    Bankruptcy. The obligations of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way modified or otherwise affected by any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, dissolution, liquidation or similar proceeding with respect to Contractor or the properties or the creditors of Contractor or any action taken by any trustee or receiver or by any court in any such proceeding. Guarantor agrees to pay Principals’ reasonable attorneys’ fees incurred in successfully enforcing their respective rights under this Guaranty. Guarantor agrees that, if at any time all or any part of the payments theretofore applied by Principals from Contractor to any Obligation is rescinded or Principals are required to pay any amount thereof to any party due to the insolvency, bankruptcy, liquidation or reorganization of Contractor or the determination that such payment by Contractor is held to constitute a preference under the bankruptcy laws, such Obligation and/or Guarantor’s liability hereunder shall, for the purposes of this Guaranty, be deemed to have been continued in existence to the extent of such payment, and this Guaranty shall continue to be effective or reinstated, as the case may be, as though such application by Principals had not been made and Guarantor agrees to pay such amount to Principals upon demand.
6.    Severability. In the event that any one or more provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
7.    Duration; Setoff; Successors. Except for any settlement or compromise of the Obligations voluntarily entered into by Principals, or any of them, this is a continuing Guaranty until all Obligations have been extinguished, and Guarantor agrees, subject to the foregoing exception, that the obligations, covenants and agreements of Guarantor hereunder shall not be discharged, affected or impaired by any act, event or condition other than full performance and indefeasible payment in full of the Obligations. Guarantor expressly waives any rights to setoff or subrogation. The provisions of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Principals and their respective successors and assigns.
8.    Representations and Warranties. Guarantor represents and warrants to Principals as follows:

(a)
Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware. Guarantor has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Guaranty and (ii) consummate the transactions contemplated hereby.

(b)
This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability thereof may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

(c)
All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Guarantor to execute and deliver, and to perform its obligations under, this Guaranty have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorizations, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof; duly satisfied and performed.

(d)
Neither the execution or delivery by Guarantor of this Guaranty, nor the consummation by Guarantor of the transactions contemplated hereby, nor the fulfillment by Guarantor of the terms and provisions hereof, (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, governmental department, board, agency, or instrumentality or any arbitrator, applicable to Guarantor, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of its certificate of incorporation or bylaws or of any loan agreement, indenture, trust deed, or other agreement or instrument to which it is a party or by which it is bound, or (iii) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its property or assets. Guarantor is not in default under any agreement to which it is a party, which default could impair its ability to perform its obligations under this Guaranty.

(e)
There is no action, suit or proceeding pending or, to the best of Guarantor’s knowledge, threatened against Guarantor or any of its properties in any court or before or by any governmental department, board, agency, or instrumentality or arbitrator which, if adversely determined, would materially impair its ability to perform its obligations under this Guaranty, and it is not in default under any applicable order, writ, injunction, decree or award of any court, any governmental department, board, agency, or instrumentality or any arbitrator, other than such violations, if any, which individually or in the aggregate, do not impair in any material way (or involve any substantial possibility, so far as it can foresee, of impairing in any material way) its ability to perform its obligations under this Guaranty.

9.    Notices. All communications in connection with this Guaranty shall be given in writing and shall be mailed by registered or certified first-class mail, postage prepaid, or sent by nationally recognized overnight delivery service, or by facsimile, addressed as follows:
The North American Coal Corporation
14785 Preston Road, Suite 1100
Dallas, Texas 75254-7891
Attention:     Vice President - Law and Administration, and Secretary
Phone:        972-448-5460
Facsimile:     972-387-1031

10.    Governing Law. This Guaranty shall be governed by and be construed in accordance with the internal laws of the State of Texas, without regard to the conflicts of laws principles thereof

(whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.    Consent to Jurisdiction. Any action or proceeding based on any right arising out of this Guaranty must be exclusively brought against Guarantor in the courts of the State of Texas, Dallas Cow1ty, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas in Dallas, Texas, and Guarantor consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. By its execution and delivery of this Guaranty, Guarantor irrevocably consents to service of process on itself and its successors and assigns in any such matter by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested to its address specified in this Guaranty.
[Signature on next page; remainder of page intentionally blank.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty dated as of June 29, 2009.

THE NORTH AMERICAN COAL CORPORATION
Attest:	By:
Robert L. Benson
President and Chief Executive Officer

Exhibit E
to
Lignite Mining Agreement
dated June 29, 2009.

Form of RREP Guaranty

GUARANTY
1.    Guaranty by Red River Environmental Products, LLC. FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Red River Environmental Products, LLC, a Delaware limited liability company (“Guarantor”), does hereby unconditionally and absolutely guarantee, as a primary obligor and not merely as a surety, to Demery Resources Company, L.L.C., a Nevada limited liability company (“Contractor”), and each of its successors and assigns (Contractor and its successors and assigns collectively referred to as “Principals”), the full and prompt payment and performance by Five Forks Mining, LLC, a Delaware limited liability company (“Owner”), of each and every covenant, agreement and obligation of Owner that is incurred or to be performed prior to the date on which Owner has assumed all Working Capital obligations in accordance with Section 7.2(a)(vi) of the Mining Agreement referred to below (collectively, the “Obligations”) set out in the Lignite Mining Agreement, dated as of June 29, 2009 (the “Mining Agreement”), by and between Contractor and Owner. This is a present and continuing guaranty of payment and performance of the Obligations and not of collection. The amount of this Guaranty is limited to * less the initial face amount of any Owner Letter of Credit delivered by Owner to Contractor pursuant to the Mining Agreement.
2.    Amendment of the Mining Agreement. Guarantor acknowledges and agrees that the Mining Agreement may be amended and modified from time to time and that the performance of Owner thereunder may be modified or waived from time to time and that no such amendment, modification or waiver shall serve to limit, reduce or waive Guarantor’s obligation hereunder as a primary obligor under the Mining Agreement as so amended or modified.
3.    Certain Waivers. Guarantor waives presentment, demand, notice of dishonor, protest, notice of protest, nonpayment or default to Owner or Guarantor, and all other notices to which Guarantor may otherwise be entitled, other than notices to which Owner is entitled pursuant to the Mining Agreement. Guarantor hereby waives all surety defenses, except indefeasible payment and performance in full.
4.    Direct Guaranty; Partial Performance. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Owner or any other person or entity. Guarantor irrevocably waives any and all rights to require that an action be brought against Owner or any other person or entity prior to action against Guarantor hereunder. If the Obligations are partially performed through the election of Principals to pursue any of the remedies mentioned herein or if any Obligation is otherwise partially
*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

11

performed, Guarantor shall remain unconditionally and absolutely liable for the entire cost of Principals’ partial performance of the Obligations and the entire unperformed amount of any such Obligations.
5.    Bankruptcy. The obligations of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way modified or otherwise affected by any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, dissolution, liquidation or similar proceeding with respect to Owner or the properties or the creditors of Owner or any action taken by any trustee or receiver or by any court in any such proceeding. Guarantor agrees to pay Principals’ reasonable attorneys’ fees incurred in successfully enforcing their respective rights under this Guaranty. Guarantor agrees that, if at any time all or any part of the payments theretofore applied by Principals from Owner to any Obligation is rescinded or Principals are required to pay any amount thereof to any party due to the insolvency, bankruptcy, liquidation or reorganization of Owner or the determination that such payment by Owner is held to constitute a preference under the bankruptcy laws, such Obligation and/or Guarantor’s liability hereunder shall, for the purposes of this Guaranty, be deemed to have been continued in existence to the extent of such payment, and this Guaranty shall continue to be effective or reinstated, as the case may be, as though such application by Principals had not been made and Guarantor agrees to pay such amount to Principals upon demand.
6.    Severability. In the event that any one or more provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
7.    Duration; Setoff: Successors. The duration of this Guaranty shall be from the date hereof until the assumption of all Working Capital obligations by the Owner pursuant to Section 7.2(a)(vi) of the Mining Agreement and the satisfaction in full of all other Obligations. Upon the expiration of the term of this Guaranty, Contractor shall return this Guaranty to the Guarantor. Except as provided in the first sentence of this Section 7 and except for any settlement or compromise of the Obligations voluntarily entered into by Principals, or any of them, this is a continuing Guaranty until all Obligations have been extinguished, and Guarantor agrees, subject to the foregoing exceptions, that the obligations, covenants and agreements of Guarantor hereunder shall not be discharged, affected or impaired by any act, event or condition other than full performance and indefeasible payment in full of the Obligations. Guarantor expressly waives any rights to setoff or subrogation. The provisions of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Principals and their respective successors and assigns.
8.    Representations and Warranties. Guarantor represents and warrants to Principals as follows:

(a)
Guarantor is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Guarantor has all power and authority necessary to (i) execute, deliver and perform its obligations under this Guaranty and (ii) consummate the transactions contemplated hereby.

(b)	This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against

22Active/49708550.1

it in accordance with its terms, except as such enforceability thereof may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

(c)
All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Guarantor to execute and deliver, and to perform its obligations under, this Guaranty have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorizations, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof, duly satisfied and performed.

(d)
Neither the execution or delivery by Guarantor of this Guaranty, nor the consummation by Guarantor of the transactions contemplated hereby, nor the fulfillment by Guarantor of the terms and provisions hereof, (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, governmental department, board, agency, or instrumentality or any arbitrator, applicable to Guarantor, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of its certificate of formation or limited liability company agreement or of any loan agreement, indenture, trust deed, or other agreement or instrument to which it is a party or by which it is bound, or (iii) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its property or assets. Guarantor is not in default under any agreement to which it is a party, which default could impair its ability to perform its obligations under this Guaranty.

(e)
There is no action, suit or proceeding pending or, to the best of Guarantor’s knowledge, threatened against Guarantor or any of its properties in any court or before or by any governmental department, board, agency, or instrumentality or arbitrator which, if adversely determined, would materially impair its ability to perform its obligations under this Guaranty, and it is not in default under any applicable order, writ, injunction, decree or award of any court, any governmental depai1ment, board, agency, or instrumentality or any arbitrator, other than such violations, if any, which individually or in the aggregate, do not impair in any material way (or involve any substantial possibility, so far as it can foresee, of impairing in any material way) its ability to perform its obligations under this Guaranty.

9.    Notices. All communications in connection with this Guaranty shall be given in writing and shall be mailed by registered or certified first-class mail, postage prepaid, or sent by nationally recognized overnight delivery service, or by facsimile, addressed as follows:
Red River Environmental Products, LLC

33Active/49708550.1

8100 SouthPark Way, Unit B
Littleton, Colorado 80120-4525
Attention:     Ms. C. Jean Bustard, Manager
Phone:        (303) 339-8843
Facsimile:    (303) 734-0330

10.    Governing Law. This Guaranty shall be governed by and be construed in accordance with the internal laws of the State of Texas, without regard to the conflicts of laws principles thereof (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.    Consent to Jurisdiction. Any action or proceeding based on any right arising out of this Guaranty must be exclusively brought against Guarantor in the courts of the State of Texas, Dallas County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas in Dallas, Texas, and Guarantor consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. By its execution and delivery of this Guaranty, Guarantor irrevocably consents to service of process on itself and its successors and assigns in any such matter by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested to its address specified in this Guaranty.
[Signature on next page; remainder of page intentionally blank.]

44Active/49708550.1

Exhibit F
to
Lignite Mining Agreement
dated June 29, 2009.

Contractor-Referred Third Parties

*
*
*
*
*
*
*
*
*
*
*
*
*

F-1

Exhibit G
to
Lignite Mining Agreement
dated June 29, 2009.

Example of Variance Report

DEMERY RESOURCES COMPANY, L.L.C.
MARCH 2009 VARIANCE REPORT
NOTE: ALL NUMBERS, CALCULATIONS, AND TEXT EXPLANATIONS IN THIS EXHIBIT G ARE HYPOTHETICAL AND FOR EXAMPLE PURPOSES ONLY

Description	MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
Tons delivered	390,000	131,088	(258,912)	1,110,000	823,530	(286,470)
Tons Uncovered	433,000	350,769	(82,231)	1,246,400	1,179,811	(66,589)
The Plant was down for 24 days in March due to unplanned repairs, resulting in decreased tons delivered. We uncovered less than projected during March due to weather delays and timing of interburden removal.
Outside Services

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$1,776,810	$1,501,804	$(275,006)	$5,182,551	$5,316,536	$133,985
Outside services were under budget in March due to delaying the new mining area tons. Due to the Plant downtime in March, the additional new mining area tons will not be needed until 2010.
Office Expenses

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$92,275	$58,304	$(33,971)	$169,275	$187,263	$133,985
Office expenses were under budget in March due to the timing of expenses for computer upgrades, printers, and Autocad license maintenance.
Field Operating Expense

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$188,980	$124,968	$(64,012)	$545,591	$232,265	$(313,326)
Field operating expenses were under budget in March due to the timing of expenses for limestone, ironstone deliveries as well as the timing for the purchase of the GPS unit for a pickup truck.

G-1

Equipment Lease/Rental

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$143,500	$67,465	$(76,035)	$286,500	$201,487	$(85,013)
Equipment lease rentals were under budget due to the 2009 Annual Mining Plan projecting the 992 loader as an operating lease, but the actual lease was processed as a capital lease.
Maintenance Expenses

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$52,533	$68,595	$16,062	$155,166	$239,305	$84,139
Maintenance expenses were over budget in March due to the timing of expenses for welding supplies.
Equipment Operating Costs

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$188,980	$124,968	$(64,012)	$545,591	$232,265	$(313,326)
Equipment operating costs were $333,925 over budget in March. The variances are as follows:

MTD Budget	MTD Actual	MTD Variance
Komatsu PC 1800	$(331,970)	Timing of final drive, swing transmission, drive motors and swing motors replacement.
Cat D10N Dozer	$425,925	Unplanned engine replacement.
Cat D11R Dozer	$373,642	Timing of transmission/torque conversion replacement.
Komatsu D275 Dozer	$(161,581)	Timing of replacement of left and right roller frames and blade.
150 Ton End Dump	$74,529	Timing of transmission replacement.
Diesel fuel was under budget $279,008 due to using less gallons than projected as well as the actual cost per gallon of $1.473 being less that the projected cost of $2.001 per gallon.
Stockpile Inventory Variation

MTD Budget	MTD Actual	MTD Variance	YTD Budget	YTD Actual	YTD Variance
$(26,697)	$(5,665,790)	$(5,639,093)	$(83,503)	$(70,196,440)	$(70,112,937)
The Annual Mining Plan projected the ending inventory for the stockpile would be 38,450 in March, but the actual ending inventory was 293,913 tons due to the Plant downtime in March. The Annual Mining Plan projected 2,000 tons would be added to the stockpile in March, but there was 197,294 tons added during the month. Also, the inventory was valued at $28.36/ton in March instead of $24.83/ton as projected in the Annual Mining Plan.

G-2

Exhibit H
to
Lignite Mining Agreement
dated June 29, 2009.

Form of Owner Letter of Credit

Irrevocable Standby Letter of Credit

DATE OF ISSUANCE: ____________

Demery Resources Company, L.L.C.
14785 Preston Road, Suite 1100
Dallas, Texas 75254-7891
We (the “Issuing Bank”) hereby establish our Irrevocable Standby Letter of Credit in your (the “Beneficiary”) favor for the account of Five Forks Mining, LLC (the “Account Party”), for an aggregate amount not exceeding $________ United States Dollars ($________ [Note: this will be an amount equal to the lesser of (i) * and (ii) * of the annual Operating Budget for the then current Year as represented to the Issuing Bank], available to the Beneficiary for payment at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of a certificate containing either of the following statements, dated and signed by a representative of the Beneficiary:
“A payment, damages or liability of the Account Party to the Beneficiary is due under the Lignite Mining Agreement dated as of June 29, 2009, by and between the Account Party and the Beneficiary (the “Mining Agreement”), and either (a) such payment, damages or liability remains unpaid after the applicable grace period therefor and the Account Party has not submitted the matter to arbitration in accordance with the Mining Agreement, or (b) the matter has been determined finally by arbitration under the provisions of the Mining Agreement. Wherefore, the undersigned does hereby demand payment of USD $_________ [Note: the Beneficiary fills in the amount permitted under Mining Agreement not to exceed the full value of the Letter of Credit];”
OR

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

H-1
11

“The Beneficiary is authorized under the Lignite Mining Agreement, dated as of June 29, 2009, by and between the Account Party and the Beneficiary (the “Mining Agreement”), to make a drawing on the Letter of Credit because the Account Party has failed to renew, extend or replace the Letter of Credit with a substitute Letter of Credit pursuant to the Mining Agreement at least ten (10) Business Days (as defined in the Letter of Credit) prior to the date on which the Letter of Credit shall expire. Wherefore, the undersigned does hereby demand payment of USD $______ [Note: the Beneficiary fills in the amount permitted under the Mining Agreement not to exceed the full value of the Letter of Credit].”
Partial and multiple drawings are permitted hereunder.
The term “Beneficiary” includes any successor by operation of law of the named Beneficiary. If a court appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court-appointed domiciliary receiver (including conservator, rehabilitator or liquidator).
We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.
This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (the “UCP”), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 14(b) and 36 of the UCP, in which case the terms of this Letter of Credit shall govern. With respect to Article 14(b) of the UCP, the Issuing Bank shall have a reasonable amount of time, not to exceed three (3) Business Days following the date of its receipt of documents from the Beneficiary, to examine the documents and determine whether to take up or refuse the documents and to inform the Beneficiary thereof accordingly.
The Issuing Bank shall give the Beneficiary written notice at the addresses set forth above not later than ten (10) Business Days prior to the expiration of this Letter of Credit, if the Account Party has not renewed, extended or replaced this Letter of Credit. As used herein, or in any documentation presented hereunder, the term “Business Day” shall mean any day of the year, other than a Saturday, a Sunday or a day when United States national banks are closed.
In the event of an act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.
All commissions, expenses and charges incurred with this Letter of Credit arc for the account of the Account Party.
This Letter of Credit expires [STATE DATE].

[BANK SIGNATURE]

H-2

Exhibit I
to
Lignite Mining Agreement
dated June 29, 2009.

Form of Contractor Letter of Credit

Irrevocable Standby Letter of Credit

DATE OF ISSUANCE: ____________

Five Forks Mining, LLC
8100 SouthPark Way, Unit B
Littleton, Colorado 80120-4525

RE: Credit No. ______________________
We (the “Issuing Bank”) hereby establish our Irrevocable Standby Letter of Credit in your (the “Beneficiary”) favor for the account of Demery Resources Company, L.L.C. (the “Account Party”), for an aggregate amount not exceeding $________ United States Dollars ($________ [Note: this will be an amount equal to the lesser of (i) * and (ii) * of the annual Operating Budget for the then current Year as represented to the Issuing Bank], available to the Beneficiary for payment at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of a certificate containing either of the following statements, dated and signed by a representative of the Beneficiary:
“A payment, damages or liability of the Account Party to the Beneficiary is due under the Lignite Mining Agreement, dated as of June 29, 2009, by and between the Account Party and the Beneficiary (the “Mining Agreement”), and either (a) such payment, damages or liability remains unpaid after the applicable grace period therefor and the Account Party has not submitted the matter to arbitration in accordance with the Mining Agreement, or (b) the matter has been determined finally by arbitration under the provisions of the Mining Agreement. Wherefore, the undersigned docs hereby demand payment of USD $________ [Note: the Beneficiary fills in the amount permitted under Mining Agreement not to exceed the full value of the Letter of Credit];”
OR

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

I-1
11

“The Beneficiary is authorized under the Lignite Mining Agreement, dated as of June 29, 2009, by and between the Account Party and the Beneficiary (the “Mining Agreement”), to make a drawing on the Letter of Credit because the Account Party has failed to renew, extend or replace the Letter of Credit with a substitute Letter of Credit pursuant to the Mining Agreement at least ten (10) Business Days (as defined in the Letter of Credit) prior to the date on which the Letter of Credit shall expire. Wherefore, the undersigned does hereby demand payment of USO $ _______ [Note: the Beneficiary fills in the amount permitted under the Mining Agreement not to exceed the full value of the Letter of Credit].”
Partial and multiple drawings are permitted hereunder.
The term “Beneficiary” includes any successor by operation of law of the named Beneficiary. If a court appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court-appointed domiciliary receiver (including conservator, rehabilitator or liquidator).
We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.
his Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (the “UCP”), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 14(b) and 36 of the UCP, in which case the terms of this Letter of Credit shall govern. With respect to Article 14(b) of the UCP, the Issuing Bank shall have a reasonable amount of time, not to exceed three (3) Business Days following the date of its receipt of documents from the Beneficiary, to examine the documents and determine whether to take up or refuse the documents and to inform the Beneficiary thereof accordingly.
The Issuing Bank shall give the Beneficiary written notice at the addresses set forth above not later than ten (10) Business Days prior to the expiration of this Letter of Credit, if the Account Party has not renewed, extended or replaced this Letter of Credit. As used herein, or in any documentation presented hereunder, the term “Business Day” shall mean any day of the year, other than a Saturday, a Sunday or a day when United States national banks are closed.
In the event of an act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.
All commissions, expenses and charges incurred with this Letter of Credit are for the account of the Account Party.
This Letter of Credit expires [STATE DATE].
[BANK SIGNATURE]

I-2

Exhibit J
to
Lignite Mining Agreement
dated June 29, 2009.

Example Calculations
for
Ash Content Allowance and Ash Content Maximum

Ash Content Allowance:

ACA = ISAC + ACF
Where:
ACA = Ash Content Allowance
ISAC =     In-situ Ash Content, which is the projected ash content on an As-Received, As Delivered     Basis, of the lignite as derived from the in pit samples for daily deliveries.
ACF =    Ash Contamination Factor which is the factor, measured in percentage points, agreed to by     the Parties, on an As-Received, As-Delivered Basis by which the In-situ Ash Content will     be adjusted to reflect ash levels acceptable to Owner for daily deliveries.
Example calculation assuming:
ISAC = 9%
ACF = 2.5 percentage points
Then:     ACA = 9% + 2.5% = 11.5%
Ash Content Maximum:

ACM = the greater of:	(a)	4.5 percentage points + ISAC
and
	(b)	2 percentage points + ACF + ISAC

Where:
ACM =    Ash Content Maximum, which is the maximum ash content, measured on an As     Received, As-Delivered Basis, allowed for daily deliveries.
ISAC =     In-situ Ash Content
ACF =    Ash Contamination Factor

Example calculation assuming:
ISAC = 9%
ACF = 3%

Then	ACM = the greater of:	(a)	4.5 percentage points + 9% = 13.5%
and
		(b)	2 percentage points + 3% + 9% = 14.0%

Therefore,     ACM = 14.0%

Example calculation assuming:
ISAC = 9%
ACF = 2%

Then	ACM = the greater of:	(a)	4.5 percentage points + 9% = 13.5%
and
		(b)	2 percentage points + 2% + 9% = 13.0%

Therefore,     ACM = 13.5%

GUARANTY
1.    Guaranty by Red River Environmental Products, LLC. FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Red River Environmental Products, LLC, a Delaware limited liability company (“Guarantor”), does hereby unconditionally and absolutely guarantee, as a primary obligor and not merely as a surety, to Demery Resources Company, L.L.C., a Nevada limited liability company (“Contractor”), and each of its successors and assigns (Contractor and its successors and assigns collectively referred to as “Principals”), the full and prompt payment and performance by Five Forks Mining, LLC, a Delaware limited liability company (“Owner”), of each and every covenant, agreement and obligation of Owner that is incurred or to be performed prior to the date on which Owner has assumed all Working Capital obligations in accordance with Section 7.2(a)(vi) of the Mining Agreement referred to below (collectively, the “Obligations”) set out in the Lignite Mining Agreement, dated as of June 29, 2009 (the “Mining Agreement”), by and between Contractor and Owner. This is a present and continuing guaranty of payment and performance of the Obligations and not of collection. The amount of this Guaranty is limited to * less the initial face amount of any Owner Letter of Credit delivered by Owner to Contractor pursuant to the Mining Agreement.
2.    Amendment of the Mining Agreement. Guarantor acknowledges and agrees that the Mining Agreement may be amended and modified from time to time and that the performance of Owner thereunder may be modified or waived from time to time and that no such amendment, modification or waiver shall serve to limit, reduce or waive Guarantor’s obligation hereunder as a primary obligor under the Mining Agreement as so amended or modified.
3.    Certain Waivers. Guarantor waives presentment, demand, notice of dishonor, protest, notice of protest, nonpayment or default to Owner or Guarantor, and all other notices to which Guarantor may otherwise be entitled, other than notices to which Owner is entitled pursuant to the Mining Agreement. Guarantor hereby waives all surety defenses, except indefeasible payment and performance in full.
4.    Direct Guaranty; Partial Performance. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Owner or any other person or entity. Guarantor irrevocably waives any and all rights to require that an action be brought against Owner or any other person or entity prior to action against Guarantor hereunder. If the Obligations are partially performed through the election of Principals to pursue any of the remedies mentioned herein or if any Obligation is otherwise partially performed, Guarantor shall remain unconditionally and absolutely liable for the entire cost of Principals’ partial performance of the Obligations and the entire unperformed amount of any such Obligations.

*Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

5.    Bankruptcy. The obligations of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way modified or otherwise affected by any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, dissolution, liquidation or similar proceeding with respect to Owner or the properties or the creditors of Owner or any action taken by any trustee or receiver or by any court in any such proceeding. Guarantor agrees to pay Principals’ reasonable attorneys’ fees incurred in successfully enforcing their respective rights under this Guaranty. Guarantor agrees that, if at any time all or any part of the payments theretofore applied by Principals from Owner to any Obligation is rescinded or Principals are required to pay any amount thereof to any party due to the insolvency, bankruptcy, liquidation or reorganization of Owner or the determination that such payment by Owner is held to constitute a preference under the bankruptcy laws, such Obligation and/or Guarantor’s liability hereunder shall, for the purposes of this Guaranty, be deemed to have been continued in existence to the extent of such payment, and this Guaranty shall continue to be effective or reinstated, as the case may be, as though such application by Principals had not been made and Guarantor agrees to pay such amount to Principals upon demand.
6.    Severability. In the event that any one or more provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
7.    Duration; Setoff; Successors. The duration of this Guaranty shall be from the date hereof until the assumption of all Working Capital obligations by the Owner pursuant to Section 7.2(a)(vi) of the Mining Agreement and the satisfaction in full of all other Obligations. Upon the expiration of the term of this Guaranty, Contractor shall return this Guaranty to the Guarantor. Except as provided in the first sentence of this Section 7 and except for any settlement or compromise of the Obligations voluntarily entered into by Principals, or any of them, this is a continuing Guaranty until all Obligations have been extinguished, and Guarantor agrees, subject to the foregoing exceptions, that the obligations, covenants and agreements of Guarantor hereunder shall not be discharged, affected or impaired by any act, event or condition other than full performance and indefeasible payment in full of the Obligations. Guarantor expressly waives any rights to setoff or subrogation. The provisions of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Principals and their respective successors and assigns.
8.    Representations and Warranties. Guarantor represents and warrants to Principals as follows:

(a)
Guarantor is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Guarantor has all power and authority necessary to (i) execute, deliver and perform its obligations under this Guaranty and (ii) consummate the transactions contemplated hereby.

(b)
This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability thereof may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

(c)
All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Guarantor to execute and deliver, and to perform its obligations under, this Guaranty have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorizations, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof, duly satisfied and performed.

(d)
Neither the execution or delivery by Guarantor of this Guaranty, nor the consummation by Guarantor of the transactions contemplated hereby, nor the fulfillment by Guarantor of the terms and provisions hereof, (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, governmental department, board, agency, or instrumentality or any arbitrator, applicable to Guarantor, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of its certificate of formation or limited liability company agreement or of any loan agreement, indenture, trust deed, or other agreement or instrument to which it is a party or by which it is bound, or (iii) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its property or assets. Guarantor is not in default under any agreement to which it is a party, which default could impair its ability to perform its obligations under this Guaranty.

(e)
There is no action, suit or proceeding pending or, to the best of Guarantor’s knowledge, threatened against Guarantor or any of its properties in any court or before or by any governmental department, board, agency, or instrumentality or arbitrator which, if adversely determined, would materially impair its ability to perform its obligations under this Guaranty, and it is not in default under any applicable order, writ, injunction, decree or award of any court, any governmental department, board, agency, or instrumentality or any arbitrator, other than such violations, if any, which individually or in the aggregate, do not impair in any material way (or involve any substantial possibility, so far as it can foresee, of impairing in any material way) its ability to perform its obligations under this Guaranty.

9.    Notices. All communications in connection with this Guaranty shall be given in writing and shall be mailed by registered or certified first-class mail, postage prepaid, or sent by nationally recognized overnight delivery service, or by facsimile, addressed as follows:
Red River Environmental Products, LLC
8100 SouthPark Way, Unit B
Littleton, Colorado 80120-4525
Attention:     Ms. C. Jean Bustard, Manager
Phone:         (303) 339-8843
Facsimile:        (303) 734-0330

10.    Governing Law. This Guaranty shall be governed by and be construed in accordance with the internal laws of the State of Texas, without regard to the conflicts of laws principles thereof (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.    Consent to Jurisdiction. Any action or proceeding based on any right arising out of this Guaranty must be exclusively brought against Guarantor in the courts of the State of Texas, Dallas County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas in Dallas, Texas, and Guarantor consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. By its execution and delivery of this Guaranty, Guarantor irrevocably consents to service of process on itself and its successors and assigns in any such matter by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested to its address specified in this Guaranty.
[Signature on next page; remainder of page intentionally blank.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty dated as of June 29, 2009.
RED RIVER ENVIRONMENTAL PRODUCTS,
LLC

RED RIVER ENVIRONMENTAL PRODUCTS, LLC

By:	ADA CARBON SOLUTIONS, LLC
its Sole Member

By:	/s/ C. Jean Bustard
C. Jean Bustard
Manager

Attest:	/s/ Tyler G. Reeder
Tyler G. Reeder
Manager

GUARANTY

1.    Guaranty by The North American Coal Corporation. FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, The North American Coal Corporation, a Delaware corporation (“Guarantor”), does hereby unconditionally and absolutely guarantee, as a primary obligor and not merely as a surety, to Five Forks Mining, LLC, a Delaware limited liability company (“Owner”), and each of its successors and assigns (Owner and its successors and assigns collectively referred to as “Principals”), the full and prompt payment and performance by Demery Resources Company, L.L.C., a Nevada limited liability company (“Contractor”), of each and every covenant, agreement and obligation of Contractor (the “Obligations”) set out in the Lignite Mining Agreement, dated as of June 29, 2009 (the “Mining Agreement”), by and between Contractor and Owner. This is a present and continuing guaranty of payment and performance of the Obligations and not of collection.
2.    Amendment of the Mining Agreement. Guarantor acknowledges and agrees that the Mining Agreement may be amended and modified from time to time and that the performance of Contractor thereunder may be modified or waived from time to time and that no such amendment, modification or waiver shall serve to limit, reduce or waive Guarantor’s obligation hereunder as a primary obligor under the Mining Agreement as so amended or modified.
3.    Certain Waivers. Guarantor waives presentment, demand, notice of dishonor, protest, notice of protest, nonpayment or default to Contractor or Guarantor, and all other notices to which Guarantor may otherwise be entitled, other than notices to which Contractor is entitled pursuant to the Mining Agreement. Guarantor hereby waives all surety defenses, except indefeasible payment and performance in full.
4.    Direct Guaranty: Partial Performance. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Contractor or any other person or entity. Guarantor irrevocably waives any and all rights to require that an action be brought against Contractor or any other person or entity prior to action against Guarantor hereunder. If the Obligations arc partially performed through the election of Principals to pursue any of the remedies mentioned herein or if any Obligation is otherwise partially performed, Guarantor shall remain unconditionally and absolutely liable for the entire cost of Principals’ partial performance of the Obligations and the entire unperformed amount of any such Obligations.
5.    Bankruptcy. The obligations of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way modified or otherwise affected by any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, dissolution, liquidation or similar proceeding with respect to Contractor or the properties or the creditors of Contractor or any action taken by any trustee or receiver or by any court in any such proceeding. Guarantor agrees to pay Principals’ reasonable attorneys’ fees incurred in successfully enforcing their respective rights under this Guaranty. Guarantor agrees that, if at any time all or any part of the payments theretofore applied by Principals from Contractor to any Obligation is rescinded or Principals are required to pay any amount thereof to any party due to the insolvency, bankruptcy, liquidation or reorganization of Contractor or the determination that such payment by Contractor is held to constitute a preference under the bankruptcy laws, such Obligation and/or Guarantor’s liability hereunder shall, for the purposes of this Guaranty, be deemed to have been continued in existence to the extent of such payment, and this Guaranty shall continue to be effective or reinstated, as the case may be, as though such application by Principals had not been made and Guarantor agrees to pay such amount to Principals upon demand.
6.    Severability. In the event that any one or more provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
7.    Duration; Setoff; Successors. Except for any settlement or compromise of the Obligations voluntarily entered into by Principals, or any of them, this is a continuing Guaranty until all Obligations have been extinguished, and Guarantor agrees, subject to the foregoing exception, that the obligations, covenants and agreements of Guarantor hereunder shall not be discharged, affected or impaired by any act, event or condition other than full performance and indefeasible payment in full of the Obligations. Guarantor expressly waives any rights to setoff or subrogation. The provisions of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Principals and their respective successors and assigns.
8.    Representations and Warranties. Guarantor represents and warrants to Principals as follows:

(a)
Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware. Guarantor has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Guaranty and (ii) consummate the transactions contemplated hereby.

(b)
This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability thereof may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

(c)
All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Guarantor to execute and deliver, and to perform its obligations under, this Guaranty have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorizations, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof, duly satisfied and performed.

(d)
Neither the execution or delivery by Guarantor of this Guaranty, nor the consummation by Guarantor of the transactions contemplated hereby, nor the fulfillment by Guarantor of the terms and provisions hereof, (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, governmental department, board, agency, or instrumentality or any arbitrator, applicable to Guarantor, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of its certificate of incorporation or bylaws or of any loan agreement, indenture, trust deed, or other agreement or instrument to which it is a party or by which it is bound, or (iii) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its property or assets. Guarantor is not in default under any agreement to which it is a party, which default could impair its ability to perform its obligations under this Guaranty.

(e)
There is no action, suit or proceeding pending or, to the best of Guarantor’s knowledge, threatened against Guarantor or any of its properties in any court or before or by any governmental department, board, agency, or instrumentality or arbitrator which, if adversely determined, would materially impair its ability to perform its obligations under this Guaranty, and it is not in default under any applicable order, writ, injunction, decree or award of any court, any governmental department, board, agency, or instrumentality or any arbitrator, other than such violations, if any, which individually or in the aggregate, do not impair in any material way (or involve any substantial possibility, so far as it can foresee, of impairing in any material way) its ability to perform its obligations under this Guaranty.

9.    Notices. All communications in connection with this Guaranty shall be given in writing and shall be mailed by registered or certified first-class mail, postage prepaid, or sent by nationally recognized overnight delivery service, or by facsimile, addressed as follows:
The North American Coal Corporation
14785 Preston Road, Suite 1100
Dallas, Texas 75254-7891
Attention:     Vice President -Law and Administration, and Secretary
Phone:     972-448-5460
Facsimile:     972-387-1031

10.    Governing Law. This Guaranty shall be governed by and be construed in accordance with the internal laws of the State of Texas, without regard to the conflicts of laws principles thereof (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.    Consent to Jurisdiction. Any action or proceeding based on any right arising out of this Guaranty must be exclusively brought against Guarantor in the courts of the State of Texas, Dallas County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas in Dallas, Texas, and Guarantor consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. By its execution and delivery of this Guaranty, Guarantor irrevocably consents to service of process on itself and its successors and assigns in any such matter by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested to its address specified in this Guaranty.
[Signature on next page; remainder of page intentionally blank.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty dated as of June 29, 2009.

THE NORTH AMERICAN COAL CORPORATION
Attest:
	/s/ Thomas A. Koza	By:	/s/ Robert L. Benson
	Thomas A. Koza		Robert L. Benson
	Secretary		President and Chief Executive Officer